                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 AUGUST 25, 2004

                                 BY AND BETWEEN

                                 WESBANCO, INC.,

                              WESBANCO BANK, INC.,

                          WINTON FINANCIAL CORPORATION

                                       AND

                         THE WINTON SAVINGS AND LOAN CO.

                                TABLE OF CONTENTS



                                                                                                               PAGE
ARTICLE ONE -- THE MERGER.........................................................................................2

   1.01. Merger; Surviving Corporation............................................................................2
   1.02. Bank Merger; Surviving Bank Corporation..................................................................2
   1.03. Effective Time...........................................................................................2
   1.04. Effects of the Merger....................................................................................2
   1.05. Effects of the Bank Merger...............................................................................3

ARTICLE TWO -- CONVERSION OF SHARES AND OPTIONS; SURRENDER OF CERTIFICATES........................................3

   2.01. Conversion of Seller Shares..............................................................................3
   2.02. Conversion of Seller Stock Options.......................................................................4
   2.03. Election and Exchange and Payment Procedures.............................................................6
   2.04. Seller Shareholders' Dissenters Rights..................................................................13
   2.05. Anti-Dilution Provisions................................................................................13
   2.06. Conversion of WI Sub Capital Stock......................................................................14

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF SELLER........................................................14

   3.01. Representations and Warranties of Seller................................................................14

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF BUYER..........................................................34

   4.01. Representations and Warranties of Buyer.................................................................34

ARTICLE FIVE -- FURTHER COVENANTS OF SELLER......................................................................49

   5.01. Operation of Business...................................................................................49
   5.02. Notification............................................................................................53
   5.03. Acquisition Proposals...................................................................................54
   5.04. Delivery of Information.................................................................................56
   5.05. Affiliates Compliance with the Securities Act...........................................................56
   5.06. Takeover Laws...........................................................................................57
   5.07. No Control..............................................................................................57

ARTICLE SIX -- FURTHER COVENANTS OF BUYER........................................................................57

   6.01. Access to Information...................................................................................57
   6.02. Opportunity of Employment; Employee Benefits............................................................57
   6.03. Exchange Listing........................................................................................58
   6.04. Notification............................................................................................59
   6.05. Takeover Laws...........................................................................................59


   6.06. Officers' and Directors' Indemnification................................................................59
   6.07. Election of a Seller Director to Board of Directors; Advisory Board.....................................61

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES..............................................................61

   7.01. Confidentiality.........................................................................................61
   7.02. Necessary Further Action................................................................................62
   7.03. Cooperative Action......................................................................................62
   7.04. Satisfaction of Conditions..............................................................................62
   7.05. Press Releases..........................................................................................63
   7.06. Registration Statements; Proxy Statement; Shareholders' Meeting.........................................63
   7.07. Regulatory Applications.................................................................................65
   7.08. Coordination of Dividends...............................................................................65

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES..........................................66

   8.01. Conditions to the Obligations of Buyer and Wesbanco Sub.................................................66
   8.02. Conditions to the Obligations of Seller.................................................................67
   8.03. Mutual Conditions.......................................................................................68

ARTICLE NINE -- CLOSING..........................................................................................69

   9.01. Closing.................................................................................................69
   9.02. Closing Transactions Required of Buyer..................................................................69
   9.03. Closing Transactions Required of Seller.................................................................70

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.........................................70

   10.01. Non-Survival of Representations, Warranties and Covenants..............................................70

ARTICLE ELEVEN -- TERMINATION....................................................................................71

   11.01. Termination............................................................................................71
   11.02. Effect of Termination..................................................................................74

ARTICLE TWELVE -- MISCELLANEOUS..................................................................................74

   12.01. Notices................................................................................................74
   12.02. Counterparts...........................................................................................75
   12.03. Entire Agreement; No Third-Party Rights................................................................75
   12.04. Successors and Assigns.................................................................................76
   12.05. Captions...............................................................................................76
   12.06. Governing Law..........................................................................................76
   12.07. Payment of Fees and Expenses...........................................................................76
   12.08. Amendment..............................................................................................77


   12.09. Waiver.................................................................................................77
   12.10. Disclosure Schedules...................................................................................77
   12.12. Waiver of Jury Trial...................................................................................77
   12.13. Severability...........................................................................................77


                            GLOSSARY OF DEFINED TERMS

         The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Agreement"                             --       Section 5.03(b)
"Adjusted Option"                                   --       Section 2.02(a)
"Agreement"                                         --       Preamble
"Alpine"                                            --       Section 3.01(a)
"AMEX"                                              --       Section 3.01(w)
"Average Closing Price"                             --       Section 11.01(d)
"Bank Merger"                                       --       Preamble
"BHC Act"                                           --       Section 4.01(a)
"Buyer"                                             --       Preamble
"Buyer Balance Sheet Date"                          --       Section 4.01(g)
"Buyer Compensation and Benefit Plans"              --       Section 4.01(s)
"Buyer Consultants"                                 --       Section 4.01(s)
"Buyer Directors"                                   --       Section 4.01(s)
"Buyer Disclosure Schedule"                         --       Preamble
"Buyer Employees"                                   --       Section 4.01(s)
"Buyer ERISA Affiliate"                             --       Section 4.01(s)
"Buyer ERISA Affiliate Plan"                        --       Section 4.01(s)
"Buyer Filed SEC Documents"                         --       Section 4.01(l)
"Buyer Financial Statements"                        --       Section 4.01(g)
"Buyer Officers"                                    --       Section 4.01(s)
"Buyer Pension Plan"                                --       Section 4.01(s)
"Buyer Ratio"                                       --       Section 11.01(d)
"Buyer SEC Documents"                               --       Section 4.01(f)
"Buyer Shares" and "Buyer Share"                    --       Preamble
"Buyer Stock Option Plans"                          --       Section 4.01(c)
"Buyer Subsidiary" or "Buyer Subsidiaries"          --       Section 4.01(l)
"Buyer Subsidiary Real Estate Collateral"           --       Section 4.01(v)
"Buyer's Financial Advisor"                         --       Section 4.01(i)
"Cash Designated Shares"                            --       Section 2.03(e)
"Cash Election Shares"                              --       Section 2.03(b)
"CERCLA"                                            --       Section 3.01(y)
"Closing"                                           --       Section 9.01
"Closing Date"                                      --       Section 9.01
"Code"                                              --       Preamble
"Compensation and Benefit Plans"                    --       Section 3.01(t)
"Constituent Corporations"                          --       Preamble
"Consultants"                                       --       Section 3.01(t)
"Continuing Employees"                              --       Section 6.02(a)
"Contracts"                                         --       Section 3.01(x)
"Costs"                                             --       Section 6.06(a)

"CRA"                                               --       Section 3.01(dd)
"Determination Date"                                --       Section 2.01(b)
"Directors"                                         --       Section 3.01(t)
"DOL"                                               --       Section 3.01(t)
"DPC Shares"                                        --       Section 2.01(c)
"Effective Time"                                    --       Section 1.03
"Election Deadline"                                 --       Section 2.03(b)
"Election Form"                                     --       Section 2.03(a)
"Election Form Record Date"                         --       Section 2.03(a)
"Employees"                                         --       Section 3.01(t)
"Environmental Law"                                 --       Section 3.01(y)
"ERISA"                                             --       Section 3.01(t)
"Exchange Act"                                      --       Section 3.01(g)
"Exchange Agent"                                    --       Section 2.03(c)
"Exchange Fund"                                     --       Section 2.03(f)
"Exchange Ratio"                                    --       Section 2.01(b)
"fair cash value"                                   --       Section 2.04
"FDIC"                                              --       Section 3.01(l)
"GAAP"                                              --       Section 3.01(f)
"Governmental Authority"                            --       Section 3.01(q)
"Hazardous Substances"                              --       Section 3.01(y)
"HOLA"                                              --       Section 3.01(a)
"Indemnified Party"                                 --       Section 6.06(a)
"Index Price"                                       --       Section 11.01(d)
"Information"                                       --       Section 7.01
"Insurance Amount"                                  --       Section 6.06(c)
"IRS"                                               --       Section 3.01(m)
"K&L"                                               --       Section 8.01(d)
"Letter of Confidentiality"                         --       Section 12.03
"Loan Assets"                                       --       Section 3.01(j)
"Loan Documentation"                                --       Section 3.01(j)
"Mailing Date"                                      --       Section 2.03(a)
"material"                                          --       Section 3.01(a)
"material adverse effect"                           --       Section 3.01(a)
"Merger"                                            --       Preamble
"Merger Consideration"                              --       Section 2.01(a)
"Nasdaq"                                            --       Section 2.01(b)
"No Election Shares"                                --       Section 2.03(b)
"Notice of Superior Proposal"                       --       Section 5.03(b)
"Officers"                                          --       Section 3.01(t)
"OGCL"                                              --       Section 1.01
"Ohio Division"                                     --       Section 3.01(a)
"Ohio Secretary of State"                           --       Section 1.03
"OTS"                                               --       Section 3.01(a)
"PBGC"                                              --       Section 3.01(t)

"PCBs"                                              --       Section 3.01(y)
"Pending Transaction"                               --       Section 4.01(c)
"Per Share Cash Consideration"                      --       Section 2.01(b)
"Per Share Consideration                            --       Section 11.01(d)
"Per Share Stock Consideration"                     --       Section 2.01(b)
"Proxy Statement/Prospectus"                        --       Section 7.06(a)
"Registration Statement"                            --       Section 7.06(a)
"Regulatory Authorities"                            --       Section 3.01(p)
"Representatives"                                   --       Section 7.01
"Rule 145 Affiliates"                               --       Section 5.05(a)
"SEC"                                               --       Section 3.01(c)
"Section 2.03(e) Cash Amount"                       --       Section 2.03(e)
"Securities Act"                                    --       Section 5.05(a)
"Seller"                                            --       Preamble
"Seller Balance Sheet Date"                         --       Section 3.01(h)
"Seller Certificate"                                --       Section 2.03(g)
"Seller Disclosure Schedule"                        --       Preamble
"Seller Dissenting Share"                           --       Section 2.04
"Seller ERISA Affiliate"                            --       Section 3.01(t)
"Seller ERISA Affiliate Plan"                       --       Section 3.01(t)
"Seller Filed SEC Documents"                        --       Section 3.01(h)
"Seller Financial Statements"                       --       Section 3.01(f)
"Seller Meeting"                                    --       Section 7.06(e)
"Seller Pension Plan"                               --       Section 3.01(t)
"Seller Real Properties"                            --       Section 3.01(n)
"Seller Representatives"                            --       Section 5.03(a)
"Seller SEC Documents"                              --       Section 3.01(g)
"Seller Shares" and "Seller Share"                  --       Preamble
"Seller Stock Options"                              --       Section 3.01(b)
"Seller Stock Option Plans"                         --       Section 3.01(b)
"Seller Subsidiary" and "Seller Subsidiaries"       --       Section 3.01(a)
"Seller Subsidiary Real Estate Collateral"          --       Section 3.01(y)
"Seller's Financial Advisor"                        --       Section 3.01(r)
"Starting Date"                                     --       Section 11.01(d)
"Starting Price"                                    --       Section 11.01(d)
"Stock Designated Shares"                           --       Section 2.03(e)
"Stock Election Shares"                             --       Section 2.03(b)
"Subsidiary"                                        --       Section 3.01(c)
"Superior Proposal"                                 --       Section 5.03(b)
"Surviving Bank Corporation"                        --       Section 1.02
"Surviving Corporation"                             --       Section 1.01
"Takeover Laws"                                     --       Section 3.01(z)
"Takeover Proposal"                                 --       Section 5.03(a)
"Tax" or "Taxes"                                    --       Section 3.01(m)
"Tax Returns"                                       --       Section 3.01(m)

"Top-up Notice"                                     --       Section 11.01(d)
"Total Cash Amount                                  --       Section 2.01(b)
"Trust Account Shares"                              --       Section 2.01(c)
"Updated Buyer Disclosure Schedule"                 --       Section 6.04
"Updated Seller Disclosure Schedule"                --       Section 5.02
"VSSP"                                              --       Section 8.01(e)
"Walkaway Determination Date:                       --       Section 11.01(d)
"Walkaway Right"                                    --       Section 11.01(d)
"Walnut"                                            --       Section 3.01(a)
"WB Sub"                                            --       Preamble
"West Virginia Secretary of State"                  --       Section 1.03
"WI Sub"                                            --       Preamble
"WVBCA"                                             --       Section 1.01

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of August 25, 2004, is made and entered into by and between Wesbanco, Inc., a West Virginia corporation ("BUYER"), Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of Buyer ("WB SUB"), Winton Financial Corporation, an Ohio corporation ("SELLER"), and The Winton Savings and Loan Co., an Ohio savings and loan association and a wholly owned subsidiary of Seller ("WI SUB"). Buyer and Seller are sometimes hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS".

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Seller, WI Sub, Buyer and WB Sub have each determined that it is in the best interests of their respective corporations and shareholders for Buyer to acquire Seller pursuant to a merger of Seller with and into Buyer (the "MERGER") and, immediately after the Merger, a merger of WI Sub with and into WB Sub (the "BANK MERGER") upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, the Boards of Directors of Seller, WI Sub, Buyer and WB Sub have each approved this Agreement and the consummation of the transactions contemplated hereby; and

                  WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Seller will cease to have a separate corporate existence and the shareholders of Seller will receive from Buyer in exchange for each share of common stock, without par value, of Seller (individually "SELLER SHARE" and collectively "SELLER SHARES"), (a) $20.75 in cash, or (b) 0.755 shares of common stock, $2.0833 par value per share, of Buyer (individually "BUYER SHARE" and collectively "BUYER SHARES"), as may be adjusted as provided herein, all as determined in accordance with the terms of this Agreement; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

                  WHEREAS, Seller has previously provided to Buyer a schedule disclosing additional information about Seller (the "SELLER DISCLOSURE SCHEDULE"), and Buyer has previously provided to Seller a schedule disclosing additional information about Buyer (the "BUYER DISCLOSURE SCHEDULE");

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, Seller and Buyer, intending to be legally bound hereby, agree as follows:

                                   ARTICLE ONE
                                   THE MERGER

                  1.01.    MERGER; SURVIVING CORPORATION

                  Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Seller shall merge with and into Buyer in accordance with the West Virginia Business Corporation Act (the "WVBCA") and the Ohio General Corporation Law (the "OGCL"). Buyer shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of West Virginia and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "SURVIVING CORPORATION" refers to Buyer at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

                  1.02     BANK MERGER; SURVIVING BANK CORPORATION

                  Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), WI Sub shall merge with and into WB Sub in accordance with the WVBCA, the OGCL and Chapter 1151 of the Ohio Revised Code. WB Sub shall be the continuing and surviving bank corporation in the Bank Merger, shall continue to exist under the laws of the State of West Virginia, continuing its separate corporate existence after the Effective Time. As used in this Agreement, the term "SURVIVING BANK CORPORATION" refers to WB Sub at and after the Effective Time. As a result of the Bank Merger, the outstanding shares of capital stock of WI Sub shall be converted in the manner provided in Section 2.06.

                  1.03.    EFFECTIVE TIME

                  The Merger and the Bank Merger shall become effective upon the latest of the following: (a) the filing of the appropriate articles of merger with the Secretary of State of the State of West Virginia (the "WEST VIRGINIA SECRETARY OF STATE"), (b) the filing of the appropriate certificates of merger with the Secretary of State of the State of Ohio (the "OHIO SECRETARY OF STATE") or (c) such time thereafter as is agreed to in writing by Buyer and Seller and so provided in the articles or certificates of merger filed as set forth above; provided, however, that the Bank Merger shall not become effective until after the Merger has become effective. The date and time at which the Merger shall become effective is referred to in this Agreement as the "EFFECTIVE TIME."

                  1.04.    EFFECTS OF THE MERGER

                  At the Effective Time:

                  (a) the articles of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the articles or incorporation of the Surviving Corporation;

                  (b) the bylaws of Buyer as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation;

                  (c) the Merger shall have the effects prescribed in the WVBCA and OGCL; and


                  (d) the location of the principal office of the Surviving Corporation shall be One Bank Plaza, Wheeling, WV 26003.

                  1.05     EFFECTS OF THE BANK MERGER

                  Immediately following the Effective Time:

                  (a) the articles of incorporation of WB Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank Corporation;

                  (b) the bylaws of WB Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank Corporation; and

                  (c) the Bank Merger shall have the effects prescribed in the WVBCA and OGCL.


                                   ARTICLE TWO
           CONVERSION OF SHARES AND OPTIONS; SURRENDER OF CERTIFICATES

                  2.01.    CONVERSION OF SELLER SHARES

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a)      Subject to the other provisions of this Article
                           Two, each Seller Share issued and outstanding immediately prior to the Effective Time (other than (i) Seller Shares held directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.01(b) hereof), and (ii) Seller Dissenting Shares (as defined in Section 2.04)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, at the election of the holder thereof as provided in and subject to the provisions of this
                           Section 2.01, either (i) the Per Share Stock
                           Consideration (as defined below) or (ii) the Per Share Cash Consideration (as defined below). The Per Share Stock Consideration and the Per Share Cash Consideration are referred to herein collectively as the "MERGER CONSIDERATION."

                  (b) For purposes of this Agreement, the following terms shall have the following meanings:

                                i. "PER SHARE STOCK CONSIDERATION" shall mean a number of Buyer Shares equal to the Exchange Ratio;

                               ii. "PER SHARE CASH CONSIDERATION" shall mean $20.75;

                              iii.      "EXCHANGE RATIO" shall mean 0.755;

                               iv. "TOTAL CASH AMOUNT" shall mean 40% of the product obtained by multiplying (x) the Per Share Cash Consideration and (y) the total number of shares of Seller Shares outstanding as of the close of business on the Determination Date; and

                                v.      "DETERMINATION DATE" shall mean the
                                        third calendar day immediately prior to
                                        the Effective Time, or if such calendar
                                        day is not a trading day on The Nasdaq
                                        National Market System ("NASDAQ"), then
                                        the trading day immediately preceding
                                        such calendar day.

                  (c) At the Effective Time, all Seller Shares that are owned directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (other than Seller Shares (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Seller, as the case may be, being referred to herein as "TRUST ACCOUNT SHARES") or (y) held by Buyer or Seller or any of their respective Subsidiaries in respect of a debt previously contracted (any such Seller Shares, and Buyer Shares which are similarly held, whether held directly or indirectly by Buyer or Seller, being referred to herein as "DPC SHARES")) shall be cancelled and shall cease to exist and no Buyer Shares, cash or other consideration shall be delivered in exchange therefor. At the Effective Time, all Buyer Shares that are owned by Seller or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

                  (d) The calculations required by this Section 2.01 shall be prepared jointly by Buyer and Seller prior to the Closing Date.

                  2.02.    CONVERSION OF SELLER STOCK OPTIONS

                  (a) At or before the Effective Time and in connection with the Merger, the following shall occur:

                           (i)      Each Seller Stock Option which is
                                    outstanding and unexercised immediately
                                    prior to the Effective Time shall, upon the election of the holder thereof, be terminated immediately prior to the Effective Time and each holder thereof shall be entitled to receive, in lieu of each Seller Share that would otherwise have been issuable upon exercise thereof, an amount in cash equal to the excess, if any, of $20.75 over the exercise price of such Seller Stock Option.

                           (ii) Each Seller Stock Option outstanding immediately prior to the Effective Time that is not terminated pursuant to Section 2.02(a)(i) above shall be amended and converted into an option (an "ADJUSTED OPTION") to purchase a number of Buyer Shares (rounded to the nearest whole share) equal to (A) the number of Seller Shares subject to such Seller Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio; and the per share exercise price for the Buyer Shares issuable upon the exercise of such Adjusted Option shall be equal to (Y) the exercise price per share of the Seller Shares at which such Seller Stock Option was exercisable immediately prior to the Effective Time divided by (Z) the Exchange Ratio (rounded to the nearest whole cent); provided, however, that in the case of any Seller Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as otherwise provided herein, the Adjusted Options shall be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as were applicable to the corresponding Seller Stock Options immediately prior to the Effective Time.

                   (b) The adjustments provided herein with respect to any Seller Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Sections 422 and 424(a) of the Code and all regulations promulgated thereunder.

                  (c) At the Effective Time, Buyer shall assume the Seller Stock Plans, with the result that all obligations of Seller under the Seller Stock Option Plans (as that term is defined in Section 3.01(b)) with respect to the Adjusted Options shall be obligations of Buyer following the Effective Time.

                  (d) On or prior to the date that is thirty (30) days after the Effective Time, Buyer shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Buyer Shares equal to at least the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

                  (e)      Except as otherwise specifically provided by this
                           Section 2.02 and except to the extent required under the respective terms of Seller Stock Options as in effect on the date of this Agreement, all restrictions or limitations on transfer with respect to Seller Stock Options awarded under Seller Stock Option Plans or any other plan, program or arrangement of Seller or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Buyer as set forth above.

                  (f) In addition to any method of exercise permitted under the applicable Seller Stock Option, a holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Buyer, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Seller Stock Option Plan.

         2.03.    ELECTION AND EXCHANGE AND PAYMENT PROCEDURES

                  (a) Election Procedure. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass, only upon proper delivery of such certificates to the Exchange Agent (as defined below))in such form as Buyer and Seller shall mutually agree (the "ELECTION FORM") shall be mailed 20 calendar days prior to the anticipated Effective Time or on such other date as Seller and Buyer shall mutually agree (the "MAILING DATE") to each holder of record of Seller Shares as of the close of business on the fifth trading day prior to the Mailing Date (the "ELECTION FORM RECORD DATE").


                  (b) Election. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify (i) the number of such holder's Seller Shares with respect to which such holder elects to receive the Per Share Stock Consideration ("STOCK ELECTION SHARES"), (ii) the number of such holder's Seller Shares with respect to which such holder elects to receive the Per Share Cash Consideration ("CASH ELECTION Shares"), or (iii) that such holder makes no election with respect to such holder's Seller Shares ("NO ELECTION SHARES"). All Seller Shares with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., on the 17th calendar day following the Mailing Date (or such other time and date as Buyer and Seller may mutually agree) (the "ELECTION DEADLINE") shall also be deemed to be No Election Shares.

                  (c) Exchange Agent; Election Forms. Buyer will designate Computershare Investor Services, LLC or such other entity as reasonably shall be approved by Seller in writing to act as agent (the "EXCHANGE AGENT") for purposes of conducting the election procedure and the exchange and payment procedures as described in this
                           Section 2.03. Buyer shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders (or beneficial owners) of Seller Shares between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

                  (d) Proper Election. Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Seller Shares covered by such Election Form, together with duly executed transmittal materials included in the Election Form; provided, however, that holders of Seller Shares shall be instructed to execute revocable stock powers in respect of such certificates and not to endorse such certificates for transfer. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. If an Election Form is revoked prior to the Election Deadline and a new Election Form is not submitted prior to the Election Deadline, the Seller Shares represented by such Election Form shall become No Election Shares and Buyer shall cause the certificates representing such Seller Shares to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in the election form. In the event of the termination of this Agreement before the Effective Time, all Election Forms shall be null, void and of no force or effect and all certificates shall immediately be returned to holders of Seller shares, along with stock powers in respect thereof.

                  (e) Pro Rata Allocation. Within ten business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Buyer shall cause the Exchange Agent to effect the allocation among the holders of Seller Shares of rights to receive Buyer Shares or cash in the Merger in accordance with the Election Forms as follows:

                  (1)      Cash Election Shares More Than Total Cash
                           Amount. If the aggregate cash amount that would be paid upon the conversion in the Merger of the Cash Election Shares (the "SECTION 2.03(e) CASH AMOUNT") is greater than the Total Cash Amount, then:

                           (A) all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

                           (B) the Exchange Agent shall then select from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares ("STOCK DESIGNATED SHARES") such that the aggregate cash amount that will be paid in the Merger (excluding, however, any cash paid in lieu of fractional shares pursuant to 2.03(j) hereof, any cash paid to dissenting shareholders pursuant to Section 2.04 hereof and any cash paid in respect of options to purchase Seller Shares under Section 2.02 or any other provision of this Agreement) equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and


                           (C) the Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

                  (2) Cash Election Shares Less Than Total Cash Amount. If the Section 2.03(e) Cash Amount is less than the Total Cash Amount, then:


                           (A) all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration;

                           (B) the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Stock Election Shares, by a pro rata selection process (excluding, to the extent possible, Seller Shares acquired through the exercise of any incentive stock option at any time within twelve months prior to the Effective Time, which shares are identified on Exhibit 2.01(e)(2)(B) hereto), a sufficient number of shares ("CASH DESIGNATED

                                   SHARES") such that the aggregate cash amount that will be paid in the Merger (excluding, however, without limitation, any cash paid in respect of options to purchase Seller Shares under Section 2.02 or any other provision of this Agreement) equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration; and

                           (C)     the Stock Election Shares and the No
                                   Election Shares that are not Cash Designated
                                   Shares shall be converted into the right to receive the Per Share Stock Consideration.

                  (3)      Cash Election Shares Equal to Total Cash Amount.
                           If the Section 2.03(e) Cash Amount is equal or nearly equal (as determined by the Exchange Agent) to the Total Cash Amount, then subparagraphs (1) and (2) above shall not apply, all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

                  The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Buyer and Seller.


                  (f) Deposit with Exchange Agent; Exchange Fund. At or prior to the Effective Time, Buyer shall provide to the Exchange Agent the number of Buyer Shares issuable pursuant to Sections 2.01(a) and 2.03, the Total Cash Amount, the cash in respect of fractional Buyer Shares payable pursuant to Section 2.03(j), and the amount of all other cash payable in the Merger, if any, all of which shall be held by the Exchange Agent in trust for the holders of Seller Shares (collectively, the "EXCHANGE FUND"). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Buyer Shares held by it from time to time hereunder, except that it shall receive and hold in trust for the recipients of the Buyer Shares until distributed thereto pursuant to the provisions of this Agreement all dividends or other distributions paid or distributed with respect to such Buyer Shares for the account of the persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this paragraph. The Exchange Agent shall invest cash in the Exchange Fund, as directed by Buyer, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America, (2) commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard and Poor's Corporation, or (3) certificates of deposit of commercial banks (not including any Subsidiary or affiliate of Buyer) with capital exceeding

                           $1.0 billion. All interest and other income resulting from such investments shall be paid to Buyer.

                  (g) Surrender of Seller Certificates. As promptly as practicable after the Effective Time, Buyer shall send or cause to be sent to each former holder of record of Seller Shares who did not comply with
                           Section 2.03(d) of this Agreement, transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass only upon proper delivery of such certificates to the Exchange Agent). Each holder of an outstanding certificate or certificates which prior to the Effective Time represented Seller Shares ("SELLER CERTIFICATE"), who surrenders such Seller Certificate to the Exchange Agent shall, upon acceptance thereof by the Exchange Agent, be entitled to a certificate representing the full number of Buyer Shares and/or the amount of cash into which the aggregate number of Seller Shares previously represented by such Seller Certificate surrendered shall have been converted pursuant to this Agreement and, if such holder's Seller Shares have been converted into Buyer Shares, any other distribution theretofore paid with respect to Buyer Shares issuable in the Merger which remains unpaid at the Effective Time, in each case without interest. The Exchange Agent shall accept such Seller Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices and shall as promptly as practicable issue the certificates representing Buyer Shares and/or cash in accordance with this Agreement. Each Seller Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Buyer Shares or the right to receive the amount of cash into which such Seller Shares shall have been converted. After the Effective Time, there shall be no further transfer on the records of Seller of a Seller Certificate representing Seller Shares and, if any such Seller Certificate is presented to Seller for transfer, it shall be canceled against delivery of certificates for Buyer Shares and/or cash as hereinabove provided.

                  (h) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Seller Certificate for Seller Shares for surrender to the Exchange Agent in accordance with this Section 2.03:

                           (i) evidence to the reasonable satisfaction of the Surviving Corporation that such Seller Certificate has been lost, wrongfully taken, or destroyed;

                           (ii) such security or indemnity as reasonably may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

                           (iii) evidence to the reasonable satisfaction of the Surviving Corporation that such person was the owner of the Seller Shares theretofore represented by each such Seller Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such Seller Certificate for exchange pursuant to this Agreement;

                  then the Exchange Agent, in the absence of actual notice to it that any Seller Shares theretofore represented by any such Seller Certificate have been acquired by a bona fide purchaser, shall deliver to such person the cash and/or Buyer Shares (and cash in lieu of fractional Buyer Share interests, if any) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Seller Certificate.

                  (i) No Further Ownership Rights in Seller Shares. All cash and Buyer Shares issued upon conversion of Seller Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.03(g) or 2.03(j)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Seller Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller on such Seller Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

                  (j)      No Fractional Buyer Shares.

                           (i) No certificates or scrip representing fractional Buyer Shares shall be issued upon the surrender for exchange of Seller Certificates evidencing Seller Shares, and such fractional Buyer Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                           (ii) Each holder of Seller Shares who would otherwise be entitled to receive a fractional Buyer Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Buyer Share interest to which such holder (after taking into account all Seller Shares held at the Effective Time by such holder) would otherwise be entitled by
                                    (b) $20.75.

                  (k) Termination of Exchange Fund. Any portion of the Exchange Fund delivered to the Exchange Agent by Buyer pursuant to Section 2.03(f) which remains undistributed to the shareholders of Seller for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Seller who have not theretofore complied with this Article Two shall thereafter look only to the

                           Surviving Corporation for payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Buyer Share interest and any dividends or distributions with respect to Buyer Shares, in each case without interest.

                  (l) No Liability. None of Buyer, Seller, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Seller Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Buyer Share interest or any dividends or distributions with respect to Buyer Shares delivered to a public official if required by any applicable abandoned property, escheat or similar law.

                  (m) Withholding Rights. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Seller Certificates such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign (whether national, federal, state, provincial, local or otherwise) tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Certificates in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent.

                  (n) Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

                  (o) Section 16(a) Exemption. Prior to the Effective Time, Buyer and Seller shall take all such steps as may be required to cause any acquisitions of Buyer equity securities (including derivative securities with respect to any Buyer equity securities) and dispositions of Seller equity securities (including derivative securities with respect to any Seller equity securities) resulting from the transactions contemplated by this Agreement by each individual who is anticipated to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer or who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Seller, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                  2.04.    SELLER SHAREHOLDERS' DISSENTERS' RIGHTS

                  Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding Seller Share who is entitled to demand and properly demands payment of the "FAIR CASH VALUE" of such Seller Share in accordance with Section 1701.85 of the OGCL (a "SELLER DISSENTING SHARE"), then such Seller Dissenting Share shall not be converted into the right to receive the Merger Consideration, and instead:

                  (a) Each such Seller Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement;


                  (b) Each holder perfecting such dissenters' rights shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and the Surviving Corporation shall not be required to deliver any cash payments to such person in substitution for each such Seller Dissenting Share in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such holder's rights under Section 1701.85 of the OGCL, each such holder's Seller Dissenting Share shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as shall have been designated on the Election Form submitted by such holder prior to the Election Deadline, or if no such designation shall have been made, the Per Share Cash Consideration, without any interest thereon, pursuant to Section
                           2.01 and subject to Section 2.03.

         No holder of a Seller Dissenting Share shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of a Seller Dissenting Share shall be invalid, unless and until the demand for the payment of the fair cash value made in respect of such Seller Dissenting Share shall have been or is deemed to have been withdrawn.

                  2.05.    ANTI-DILUTION PROVISIONS


                  In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Buyer Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities (or Buyer establishes a record date for effecting any such change to the outstanding Buyer Shares) as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Buyer's capitalization, the Exchange Ratio and the Per Share Consideration shall be adjusted fully; provided, however, that nothing contained herein shall require any adjustment to the Exchange Ratio or the Per Share Stock Consideration as a result of the issuance of additional Buyer Shares for consideration which, if such issuance was for more than 19.9% of the then outstanding Buyer Shares, would not require the approval of the Buyer shareholders. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

                  2.06.    CONVERSION OF WI SUB CAPITAL STOCK

                  Immediately after the Effective Time, each issued and outstanding share, and each share held in the treasury, of capital stock of WI Sub shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled without any conversion or issuance of any shares of capital stock of Buyer or WB Sub with respect thereto. No shares of Buyer or WB Sub shall be issued or exchanged and no consideration shall be given for shares of WI Sub, and each then-issued and outstanding share, and each share then held in the treasury, of capital stock of WB Sub shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, continue as one share of capital stock of the Surviving Bank Corporation having the same designations, preferences, limitations, and rights as such share of capital stock of WB Sub immediately prior to the Bank Merger.



                                  ARTICLE THREE
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  3.01.    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth on the Seller Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or Subsection(s)), Seller and WI Sub hereby jointly and severally represent and warrant to Buyer and WB Sub as follows:

                  (a)      Corporate Status.

                           (i) Seller is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners Loan Act, as amended ("HOLA"). Seller is duly organized, validly existing and in good standing under the laws of the State of Ohio, has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the Seller shareholders and the obtaining of appropriate approvals of Governmental Authorities (as that term is defined in Section 3.01(q)) and Regulatory Authorities (as that term is defined in Section 3.01(p)), to perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, and is duly qualified to do business and is in good standing in the State of Ohio, but is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the Articles of Incorporation and Code of Regulations of Seller, in each case as amended to the date of this Agreement.

                           (ii)    WI Sub and Alpine Terrace II, LLC, an
                                   Ohio limited liability company ("ALPINE")
                                   (individually the "SELLER SUBSIDIARY" and collectively the "SELLER SUBSIDIARIES"), are the only Subsidiaries (as that term is defined in Section 3.01(c)) of Seller. Seller owns 50% of the outstanding equity interests in Walnut Street Enterprises, LLC, an Ohio limited liability company ("WALNUT"). WI Sub is a state savings and loan association, is a member of the Federal Home Loan Bank of Cincinnati and is regulated by the Ohio Division of Financial Institutions ("OHIO DIVISION") and the Office of Thrift Supervision (the "OTS"). The business of Alpine and Walnut is limited to owning real property. Each of the Seller Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of Ohio and each has full power and authority, corporate or otherwise, to own their property and to carry on its business as presently conducted. Each of the Seller Subsidiaries is qualified to do business in the State of Ohio, and WI Sub is qualified to do business in the State of Indiana, but is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the governing instruments of each of the Seller Subsidiaries, in each case as amended to the date of this Agreement.

                           (iii) As used in this Agreement, (A) any reference to any event, change or effect being "MATERIAL" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and the Seller Subsidiaries taken as a whole and
                                   (B) the term "MATERIAL ADVERSE EFFECT" means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and the Seller Subsidiaries taken as a whole or on the ability of such entity to perform its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy or the United States securities markets in general; (ii) resulting from changes in the industries in which Seller or Buyer, as the case may be, operates and not specifically relating to the Seller or Buyer, as the case may be; (iii) resulting from any litigation or loss of current or prospective customers, employees or revenues arising from the execution of this Agreement, or (iv) resulting from the Merger generally; provided, however, that in no event shall a decrease in the trading price of Seller Shares or Buyer Shares, absent any other event, change or effect which has had or would reasonably be expected to have a material adverse effect, or litigation relating thereto, be considered a material adverse effect or material adverse change.


                  (b)      Capitalization of Seller.

                           (i) The authorized capital of Seller consists solely of 18,000,000 Seller Shares, of which 4,605,538 Seller Shares were issued and outstanding as of June 30, 2004, and 2,000,000 shares of preferred stock, without par value, none of which has been issued or is outstanding. As of June 30, 2004, 117,630 Seller Shares were held in its treasury. All outstanding Seller Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Seller Shares issued have been issued in compliance in all material respects with all applicable federal and state securities laws. As of June 30, 2004, 646,846 Seller Shares were reserved for issuance upon the exercise of outstanding stock options (the "SELLER STOCK OPTIONS") granted under the Winton Financial Corporation Stock Option and Incentive Plan, the Winton Financial Corporation 1999 Stock Option and Incentive Plan, and the Winton Financial Corporation 2003 Stock Option and Incentive Plan (collectively, the "SELLER STOCK OPTION PLANS"). Seller has furnished to Buyer a true, complete and correct copy of the Seller Stock Option Plans, and a list of all participants in the Seller Stock Option Plans as of the date hereof is set forth in Section 3.01(b)(i) of the Seller Disclosure Schedule, which list identifies the number of Seller Shares subject to Seller Stock Options held by each such participant, the exercise price or prices of such Seller Stock Options and the dates each of the Seller Stock Options was granted, becomes exercisable and expires.

                           (ii) As of the date hereof, except for this Agreement and the Seller Stock Options, there are no options, warrants, calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Seller Shares or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any Seller Shares except for such obligations arising under the Seller Stock Option Plans.

                           (iii) Except as disclosed in Section 3.01(b) of the Seller Disclosure Schedule, since June 30, 2004, Seller has not (A) issued or permitted to be issued any Seller Shares, or securities exercisable for or convertible into Seller Shares, other than upon exercise of the Seller Stock Options granted prior to the date hereof under the Seller Stock Option Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Seller Subsidiary or otherwise, any Seller Shares; or (C) declared, set aside, made or paid to the shareholders of Seller dividends or other distributions on the outstanding Seller Shares.

                           (iv)    No bonds, debentures, notes or other
                                   indebtedness of Seller having the right to vote on any matters on which Seller's shareholders may vote are issued or outstanding.

                  (c) Subsidiaries. Seller owns of record and beneficially all of the issued and outstanding equity securities of WI Sub and Seller owns of record and beneficially 50% of the issued and outstanding equity securities of Walnut. WI Sub owns of record and beneficially all of the issued and outstanding equity securities of Alpine. There are no options, warrants, calls, rights, commitments or agreements of any character to which Seller or any Seller Subsidiary is a party or by which any of them is bound obligating any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of any Seller Subsidiary (other than to Seller, with respect to WI Sub and Alpine, or WI Sub, with respect to Walnut) or obligating Seller or any Seller Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Seller's rights to vote or to dispose of the equity securities of WI Sub, and all of the equity securities of WI Sub held by Seller are fully paid and non-assessable and are owned by Seller free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. There are no contracts, commitments, understandings or arrangements relating to WI Sub's rights to vote or to dispose of the equity securities of Alpine and Walnut, and all of the equity securities of Alpine and Walnut held by WI Sub are fully paid and non-assessable and are owned by WI Sub free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.01(c) of the Seller Disclosure Schedule, Seller does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the Seller Subsidiaries.

                           For purposes of this Agreement, "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

                  (d) Corporate Authority. Assuming the accuracy of the representations and warranties of Buyer and WB Sub set forth in Section 4.01(y), all corporate actions of Seller and WI Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Seller and WI Sub, have been duly and validly taken, except for the adoption of this Agreement by the holders of at least a majority of the outstanding Seller Shares entitled to vote thereon (which is the only required shareholder vote thereon) and subject, in the case of the consummation of the Merger, to the filing and recordation of a certificate of merger as required by the OGCL and compliance with the applicable provisions of the WVBCA. The Board of Directors of Seller has, by unanimous vote of the Directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, (ii) declaring that it is in the best interests of Seller's shareholders that Seller enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that this Agreement is fair to Seller's shareholders, (iv) directing that this Agreement be submitted to a vote at a meeting of Seller's shareholders to be held as promptly as practicable and (v) recommending that Seller's shareholders adopt this Agreement. The Board of Directors of WI Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, and (ii) declaring that it is in the best interests of WI Sub's sole shareholder that WI Sub enter into this Agreement and consummate the Bank Merger on the terms and subject to the conditions set forth in this Agreement.

                  (e) Authorized and Effective Agreement. This Agreement has been duly executed and delivered by Seller and WI Sub, and assuming the due authorization, execution and delivery by Buyer and WB Sub, constitutes a valid and binding obligation of Seller and WI Sub, enforceable against Seller and WI Sub in accordance with its terms, except as such enforceability may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b), the appointment of a conservator by the FDIC, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Seller and WI Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by Seller's shareholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

                  (f) Financial Statements of Seller. The financial statements of Seller consisting of the consolidated balance sheets as of September 30 for each of the years 2003 and 2002, and the related consolidated statements of earnings, shareholders' equity, comprehensive income, and cash flows for each of the three years ended September 30, 2003, including accompanying notes and the report thereon of Grant Thornton LLP dated October 30, 2003, and the consolidated statement of financial condition as of June 30, 2004, and the related consolidated statements of earnings, shareholders' equity and cash flows for the nine months then ended (collectively, all of such consolidated financial statements are referred to as the "SELLER FINANCIAL STATEMENTS") included in the Seller SEC Documents (as defined below) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

                  (g) SEC Filings. Seller has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since January 1, 2001 (together with all information incorporated therein by reference, the "SELLER SEC DOCUMENTS"), except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Seller. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC applicable to such Seller SEC Documents. None of such documents, as subsequently supplemented or amended prior to the date hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) Absence of Undisclosed Liabilities. Except as set forth in Seller SEC Documents filed and publicly available prior to the date of this Agreement (the "SELLER FILED SEC DOCUMENTS") (including the financial statements included therein) or in Section 3.01(h) of the Seller Disclosure Schedule and except as arising hereunder, Seller and the Seller Subsidiaries have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) at June 30, 2004 (the "SELLER BALANCE SHEET DATE"), other than liabilities and obligations that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents or otherwise disclosed in Section 3.01(h) of the Seller Disclosure Schedule, all debts, liabilities, guarantees and obligations of Seller and the Seller Subsidiaries incurred since the Seller Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                  (i) Absence of Changes. Except (i) as set forth in the Seller Filed SEC Documents, (ii) as set forth in
                           Section 3.01(i) of the Seller Disclosure Schedule, or
                           (iii) in the ordinary course of business consistent with Seller's past practice, since the Seller Balance Sheet Date: (a) there has not been any material adverse change in the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole, and, to the knowledge of Seller, no fact or condition exists which Seller believes will cause such a material adverse change in the future; and (b) Seller has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

                  (j) Loan Documentation. The documentation ("LOAN DOCUMENTATION") governing or relating to the material loan and credit-related assets ("LOAN ASSETS") included in the loan portfolio of WI Sub is legally sufficient for the purposes intended thereby and creates enforceable rights of WI Sub in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not reasonably be expected to have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents or in Section 3.01(j) of the Seller Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Seller, would reasonably be expected to have a material adverse effect on Seller. Except as set forth in the Seller SEC Documents or in
                           Section 3.01(j) of the Seller Disclosure Schedule, WI Sub is not a party to a loan, including any loan guaranty, with any director, executive officer or five percent (5%) shareholder of Seller or any of the Seller Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with either Seller or any of the Seller Subsidiaries. All loans and extensions of credit that have been made by WI Sub comply in all material respects with applicable regulatory limitations and procedures except for such failures to comply as would not reasonably be expected to have a material adverse effect on Seller.

                  (k) Allowance for Loan Losses. Except as set forth in the Seller SEC Documents or in Section 3.01(k) of the Seller Disclosure Schedule, there is no loan which was made by WI Sub and which is reflected as an asset of WI Sub on the Seller Financial Statements that
                           (A)(i) is 90 days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss," and (B) the default by the borrower under which would reasonably be expected to have a material adverse effect on Seller. The allowance for loan losses reflected on the Seller Financial Statements has been determined in accordance with GAAP in all material respects and in accordance in all material respects with all rules and regulations applicable to Seller and WI Sub and is, in the judgment of Seller's management, adequate in all material respects, except for such failures and inadequacies which would not reasonably be expected to have a material adverse effect on Seller.

                  (l) Reports and Records. Seller and the Seller Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the OTS, the Ohio Division and the Federal Deposit Insurance Corporation ("FDIC"), except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on Seller. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to file or contain such information would not reasonably be expected to have a material adverse effect on Seller. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not reasonably be expected to have a material adverse effect on Seller.

                  (m) Taxes. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries have timely filed all material returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "TAX RETURNS") with respect to all material federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other material taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "TAX" and, collectively, "TAXES") required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are or will be true, correct and complete in all material respects. Seller and the Seller Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Seller Financial Statements or have arisen in the ordinary course of business since the Seller Balance Sheet Date. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Seller, is threatening to assert against Seller or any of the Seller Subsidiaries any deficiency or claim for additional Taxes, which deficiency or claim, if upheld, would reasonably be expected to have a material adverse effect on Seller. There are no unexpired waivers by Seller or any of the Seller Subsidiaries of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Seller Financial Statements are adequate in all material respects for the periods covered. Seller and the Seller Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not reasonably be expected to have a material adverse effect on Seller. There are no liens for Taxes upon the assets of Seller or any Seller Subsidiary, other than liens for current Taxes not yet due and payable and liens that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any of the Seller Subsidiaries has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Seller SEC Documents or in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither Seller nor any of the Seller Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Seller is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

                  (n) Property and Title. Section 3.01(n) of the Seller Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Seller or any of the Seller Subsidiaries and used in the business of Seller or any of the Seller Subsidiaries (collectively, the "SELLER REAL PROPERTIES"). The Seller Real Properties constitute all of the material real property and interests in real property used in the businesses of Seller and the Seller Subsidiaries. Copies of all leases of Seller Real Properties to which Seller or any of the Seller Subsidiaries is a party have been provided to Buyer. Such leasehold interests have not been assigned or subleased. All Seller Real Properties which are owned by Seller or any of the Seller Subsidiaries are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in the Seller SEC Documents or Section 3.01(n) of the Seller Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iii) the lien of current taxes not yet due and payable and (iv) other defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller. Seller and the Seller Subsidiaries own, and are in rightful possession of, and have good title to, all of the other assets indicated in the Seller SEC Documents as being owned by Seller or the Seller Subsidiaries, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except for (i) those described in the Seller SEC Documents or Section 3.01(n) of the Seller Disclosure Schedule, (ii) those assets disposed of in the ordinary course of business consistent with past practices, (iii) such as are no longer used or useful in the conduct of its businesses and (iv) defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller. The assets of Seller and the Seller Subsidiaries, taken as a whole, are adequate to continue to conduct the businesses of Seller and the Seller Subsidiaries as such businesses are presently being conducted.

                  (o) Legal Proceedings. Except as set forth in the Seller Filed SEC Documents or Section 3.01(o) of the Seller Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Seller and the Seller Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against Seller or any of the Seller Subsidiaries which, if adversely determined against Seller or any of the Seller Subsidiaries, would have a material adverse effect on Seller; or (ii) against or by Seller or any of the Seller Subsidiaries which, if adversely determined against Seller or any of the Seller Subsidiaries, would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

                  (p) Regulatory Matters. None of Seller, the Seller Subsidiaries and the respective properties of Seller and the Seller Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OTS, the Ohio Division, the FDIC and the SEC) or the supervision or regulation of Seller or any of the Seller Subsidiaries (collectively, the "REGULATORY AUTHORITIES") that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any of the Seller Subsidiaries has been advised by any of the Regulatory Authorities that any of such Regulatory Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller.

                  (q) No Conflict. Except as disclosed in Section 3.01(q) of the Seller Disclosure Schedule and subject to the required adoption of this Agreement by the shareholders of Seller, the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by Seller and WI Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "GOVERNMENTAL AUTHORITY") applicable to Seller or any of the Seller Subsidiaries or any of their respective properties;
                           (B) the Articles of Incorporation or Code of Regulations of Seller, or the governing instruments of any of the Seller Subsidiaries; (C) any material agreement, indenture or instrument to which Seller or any of the Seller Subsidiaries is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Seller or any of the Seller Subsidiaries, other than, in the case of clauses (A),
                           (C) and (D), any such conflicts, violations, breaches or defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Seller or any of the Seller Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Seller or any of the Seller Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller.

                  (r) Brokers, Finders and Others. Except for the fees paid or payable to Friedman Billings Ramsey & Co., Inc., Seller's financial advisor ("SELLER'S FINANCIAL ADVISOR"), there are no fees or commissions of any sort whatsoever claimed by, or payable by Seller or any of the Seller Subsidiaries to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

                  (s)      Employment Agreements.  Except as disclosed in
                           Section 3.01(s) of the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries is a party to any employment, change in control, severance or consulting agreement not terminable at will. Neither Seller nor any of the Seller Subsidiaries is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Seller and the Seller Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours other than with respect to any noncompliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller, and neither Seller nor any of the Seller Subsidiaries has engaged in any unfair labor practice that would reasonably be expected to have a material adverse effect on Seller.

                  (t)     Employee Benefit Plans.

                           (i) Section 3.01(t)(i) of the Seller Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Seller Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) other than those described in Department of Labor ("DOL") Reg. Sections 2510.3-1(b) through (k), 2510.3-2(d)
                                   and 2510.3-3(b) by (A) Seller or any of the Seller Subsidiaries and in which any employee or former employee (the "EMPLOYEES"), consultant or former consultant (the "CONSULTANTS"), officer or former officer (the "OFFICERS"), or director or former director (the "DIRECTORS") of Seller or any of the Seller Subsidiaries participates or to which any such Employees, Consultants, Officers or Directors either participate or are parties or (B) any Seller ERISA Affiliate (as defined below) (collectively, the "COMPENSATION AND Benefit PLANS"). However, Compensation and Benefit Plans does not include plans, funds, programs, policies, practices or procedures that are maintained or funded (A) by Employees, Consultants, Officers or Directors for their own benefit or for the benefit of their employees, such as individual retirement arrangements or plans described in Code Section 401(a) benefiting (or intended to benefit) themselves or persons who are not Employees or (B) by persons or entities who are not ERISA Affiliates (as defined below). Neither Seller nor any of the Seller Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections
                                   6.02 and 7.01 of this Agreement.



                           (ii) Each Compensation and Benefit Plan has been operated and administered substantially in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 5.05(a)) the Exchange Act (as defined in Section 3.01(g)), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made, except with respect to such failures as would not reasonably be expected to have a material adverse effect on Seller. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "SELLER PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Seller, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Seller nor any of the Seller Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller or any of the Seller Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of
                                   Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Seller or any of the Seller Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a "SELLER ERISA AFFILIATE PLAN") which is considered one employer with Seller under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a "SELLER ERISA AFFILIATE"). None of Seller, the Seller Subsidiaries nor any Seller ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any Seller ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Seller Pension Plan or Seller ERISA Affiliate Plan and, to Seller's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Seller Pension Plan and Seller ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of
                                   Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Seller Pension Plan or Seller ERISA Affiliate
                                   Plan), did not exceed the then current value of the assets of such Seller Pension Plan or Seller ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Seller Pension Plan or Seller ERISA Affiliate Plan nor any amendment or other change to such Seller Pension Plan or Seller ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller.

                           (iv)    All contributions required to be made under
                                    the terms of any Compensation and Benefit
                                   Plan or Seller ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Seller or any of the Seller Subsidiaries is a party have been timely made or have been reflected on the Seller Financial Statements. Neither any Seller Pension Plan nor any Seller ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Seller Pension Plan or Seller ERISA Affiliate Plan have been made on or before their due dates. None of Seller, the Seller Subsidiaries nor any Seller ERISA Affiliate
                                   (x) has provided, or would reasonably be expected to be required to provide, security to any Seller Pension Plan or to any Seller ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under
                                   Section 412(n) of the Code or pursuant to ERISA that individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller.

                           (v) Except as disclosed in Section 3.01(t)(v) of the Seller Disclosure Schedule, neither Seller nor any of the Seller Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or those derived from a Seller's Pension Plan.

                           (vi) Seller and the Seller Subsidiaries do not maintain any foreign Compensation and Benefit Plans.

                           (vii)   With respect to each Compensation and
                                   Benefit Plan of Seller, Seller has, if
                                   applicable, provided or made available to Buyer, true and complete copies of existing:
                                   (A) the most recently restated version of each Compensation and Benefit Plan documents and all subsequent amendments thereto; (B) the most recently restated version of trust instruments and insurance contracts and all subsequent amendments thereto; (C) the most recent actuarial report and financial statement; (D) the most recently restated summary plan description and all subsequent summaries of material modification; (E) forms filed with the PBGC within the past year (other than for premium payments); (E) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.


                           (viii) Except as disclosed in the Seller Disclosure Schedule or on Section 3.01(t)(viii) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan of Seller or
                                   (C) result in any material increase in
                                   benefits payable under any Compensation and Benefit Plan of Seller, any of which reasonably would be expected to have a material adverse effect on Seller.

                  (u) Compliance with Laws. Except with respect to Environmental Laws (as defined in Section 3.01(y)) and Taxes, which are the subject of Sections 3.01(y) and 3.01(m), respectively, each of Seller and the Seller Subsidiaries:

                           (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Seller;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Seller's knowledge, no suspension or cancellation of any of them has been threatened in writing; and

                           (iii) has received no written notification or communication from any Governmental Authority since January 1, 2004, (A) asserting that Seller or any of the Seller Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate would reasonably be expected to have a material adverse effect on Seller, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the knowledge of Seller, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

                  (v)      Insurance.

                           (i) Section 3.01(v) of the Seller Disclosure Schedule lists all of the material insurance policies, binders or bonds maintained by Seller or the Seller Subsidiaries and a description of all material claims filed by Seller or any of the Seller Subsidiaries against the insurers of Seller and the Seller Subsidiaries since December 31, 2002. Seller and the Seller Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, Seller and the Seller Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion, except with respect to such policies and claims, the failure to maintain or file would not reasonably be expected to have a material adverse effect on Seller.

                           (ii) The savings accounts and deposits of WI Sub are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and WI Sub has paid all assessments and filed all reports required by the Federal Deposit Insurance Act, except for such failures as would not reasonably be expected to have a material adverse effect on WI Sub or the availability of such insurance.

                  (w) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Seller or any of the Seller Subsidiaries in connection with the execution, delivery or performance by Seller or WI Sub of this Agreement or the consummation by Seller or WI Sub of the transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) the filing of the appropriate articles or certificates of merger with the Secretaries of State of West Virginia and Ohio pursuant to the WVBCA and the OGCL, (C) the adoption of this Agreement by Seller's shareholders, (D) the filing with the SEC of the Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger, the Bank Merger, and the other transactions contemplated hereby, (E) any filings required under the rules and regulations of Nasdaq and the American Stock Exchange ("AMEX"), and (F) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller.

                  (x) Contracts. Except for Contracts (as hereinafter defined) filed in unredacted form as exhibits to the Seller SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.01(x) of the Seller Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Contracts in existence as of the date of this Agreement (other than those which have been performed completely): (A) which involve the payment by or to Seller or any of the Seller Subsidiaries of more than $100,000 in connection with the purchase of property or goods or the performance of services and (B) which are not in the ordinary course of their respective businesses (such contracts referred to herein as "CONTRACTS"). True, complete and correct copies of all such

                           Contracts have been made available to Buyer. Neither Seller nor any of the Seller Subsidiaries, nor, to the knowledge of Seller, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default except, in each case, for defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller.

                  (y) Environmental Matters. Except as otherwise disclosed in Section 3.01(y) of the Seller Disclosure Schedule:
                           (i) Seller and the Seller Subsidiaries, to their knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the knowledge of Seller, neither Seller nor any of the Seller Subsidiaries has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Seller; (ii)(A) to the knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or have been threatened in writing in connection with any of Seller's or any of the Seller Subsidiaries' activities and any Seller Real Properties or improvements thereon, and (B) to the knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any of the Seller Subsidiaries has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "SELLER SUBSIDIARY REAL ESTATE COLLATERAL"); (iii) to the knowledge of Seller, no claims are pending or threatened by any third party against Seller or any of the Seller Subsidiaries, or with respect to the Seller Real Properties or improvements thereon, or, to the knowledge of Seller, the Seller Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Seller or any of the Seller Subsidiaries; (iv) to the knowledge of Seller, no Hazardous Substances have been integrated into the Seller Real Properties or improvements thereon or any component thereof, or the Seller Subsidiary Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; and (v) neither Seller nor any of the Seller Subsidiaries has knowledge that (A) any of the Seller Real Properties or improvements thereon, or the Seller Subsidiary Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of Seller or any of the Seller Subsidiaries have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Seller Real Properties or improvements thereon, or the Seller Subsidiary Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment, which in any event would reasonably be expected to have a material adverse effect on Seller.

                           For purposes of this Agreement, (i) "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and
                           (ii) "HAZARDOUS SUBSTANCES" means, at any time: (a) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) friable asbestos, urea-formaldehyde, polychlorinated biphenyls
                           ("PCBS"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

                  (z) Takeover Laws. Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of any state (collectively, "TAKEOVER LAWS") applicable to it, including without limitation, those of the State of Ohio.

                  (aa) Seller Information. True and complete copies of all documents listed in the Seller Disclosure Schedule have been made available or provided to Buyer. Except for the minutes and actions related to the process leading to this Agreement and the transactions contemplated hereunder, which have not yet been prepared, approved, executed and/or placed in Seller's corporate minute books, the books of account, stock record books and other financial and corporate records of the Seller and its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations and such books and records are accurately reflected in all material respects in the Seller Filed SEC Documents.

                  (bb) Ownership of Buyer Shares. As of the date hereof, except as otherwise disclosed in Section 3.01(bb) of the Seller Disclosure Schedule, neither Seller nor, to the knowledge of Seller, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Buyer Shares.

                  (cc) Fairness Opinion. The Board of Directors of Seller has received the opinion of Seller's Financial Advisor dated the date of this Agreement to the effect that the consideration to be received by Seller's shareholders in the Merger is fair, from a financial point of view, to Seller's shareholders.

                  (dd)     CRA Compliance. Neither Seller nor any of the
                           Seller Subsidiaries has received any notice of non-compliance with the applicable provisions of the Federal Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and WI Sub has received a CRA rating of satisfactory or better from the OTS in its most recent examination report. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller or WI Sub to receive any notice of non-compliance with such provisions or cause the CRA rating of Seller or WI Sub to fall below satisfactory.


                                  ARTICLE FOUR
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  4.01.    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Except as set forth on the Buyer Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or Subsection(s)), Buyer and WB Sub hereby jointly and severally warrant and represent to Seller and WI Sub that:

                  (a)      Corporate Status.

                           (i) Buyer is a West Virginia corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC ACT"). WB Sub is a West Virginia corporation. Each of Buyer and WB Sub is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the required obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement, and is duly qualified or licensed to do business and is in good standing in the State of West Virginia as to Buyer and WB Sub and the State of Ohio as to WB Sub and each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer. Buyer has made available to Seller true and complete copies of its and WB Sub's certificates of incorporation and bylaws, each as amended to the date of this Agreement.

                           (ii) Section 4.01(a)(ii) of the Buyer Disclosure
                           Schedule includes a list of all Buyer Subsidiaries, together with the jurisdiction of organization of each Buyer Subsidiary. Each of the Buyer Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer.

                  (b) Corporate Proceedings. All corporate proceedings of Buyer and WB Sub necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Buyer and WB Sub, have been duly and validly taken. This Agreement has been validly executed and delivered by duly authorized officers of Buyer and WB Sub. No vote of Buyer's stockholders is required to be obtained in connection with the consummation of the transactions contemplated hereby.

                  (c)      Capitalization of Buyer.

                           (i) As of July 31, 2004, the authorized capital stock of Buyer consisted of 50,000,000 common shares, $2.0833 par value per share, of which 19,649,453 common shares were issued and outstanding and 1,669,895 common shares were held in treasury by Buyer, and 1,000,000 preferred shares, no par value per share, of which no shares were issued or outstanding. The outstanding Buyer Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Buyer Shares to be issued hereunder will be issued in compliance in all material respects with all applicable federal and state securities laws. As of July 31, 2004, 1,000,000 Buyer Shares were reserved for issuance upon the exercise of outstanding stock options granted under Buyer's stock option plans (the "BUYER STOCK OPTION PLANS") and 578,070 Buyer Shares were available for future grants of stock options under the Buyer Stock Option Plans. As of the date of this Agreement, except for the Buyer Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Buyer Disclosure Schedule, Buyer has no other commitment or obligation to issue, deliver or sell, or cause to be issued, delivered or sold, any Buyer Shares, except with respect to the pending acquisition of Western Ohio Financial Corporation pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated April 1, 2004, as amended by that certain First Amendment to Agreement and Plan of Merger dated July 13, 2004 (the "PENDING TRANSACTION"). There are no bonds, debentures, notes or other indebtedness of Buyer, and no securities or other instruments or obligations of Buyer the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Buyer has issued "trust preferred securities" through the formation of four separate trusts in pooled trust preferred programs namely, Capital Trust II, Capital Statutory Trust III, Capital Trust IV and Capital Trust V through which it issued Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debt"). The Junior Subordinated Debt (i) is not convertible into Buyer Shares, (ii) carries no voting rights with respect to any Buyer Shares, and (iii) contains no dividend limitation provisions upon Buyer Shares except in the event of default in the payments due therein. Except as set forth above, as of the date of this Agreement, there are no material Contracts of any kind to which Buyer is a party or by which Buyer is bound obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer or obligating Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. As of the date of this Agreement, there are no outstanding material contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer.

                           (ii) The Buyer Shares to be issued in exchange for Seller Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to any preemptive or other statutory right of Buyer stockholders and will be issued in compliance with applicable United States federal and state securities laws.

                  (d) Authorized and Effective Agreement. This Agreement constitutes the legal, valid and binding obligation of Buyer and WB Sub, enforceable against Buyer and WB Sub in accordance with its terms, except as the same may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b), the appointment of a conservator by the FDIC, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Buyer and WB Sub has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the satisfaction of the requirements referred to in Section 4.01(j), the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement. The Board of Directors of Buyer has the corporate power and authority to take the actions contemplated by
                           Section 6.07(a) of this Agreement.

                  (e) No Conflict. Subject to the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement by Buyer and WB Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Buyer or WB Sub or any of its or their properties; (B) the certificates of incorporation or bylaws of Buyer or WB Sub; (C) any material agreement, indenture or instrument to which Buyer or WB Sub is a party or by which it or their properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Buyer or WB Sub; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Buyer; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Buyer or WB Sub.

                  (f) SEC Filings. Buyer has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act since January 1, 2001 (together with all information incorporated therein by reference, the "BUYER SEC DOCUMENTS"), except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Buyer and its Subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) Financial Statements of Buyer. Buyer has furnished to Seller consolidated financial statements of Buyer consisting of the consolidated balance sheets as of December 31 for each of the years 2003, 2002 and 2001, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 2003 (the "BUYER BALANCE SHEET DATE"), including accompanying notes and the report thereon of Ernst & Young LLP, and the consolidated statement of financial condition as of June 30, 2004 and the related consolidated statements of earnings, shareholders' equity and cash flows for the six months then ended (collectively, all of such consolidated financial statements are referred to as the "BUYER FINANCIAL STATEMENTS"). The Buyer Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and the Buyer Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (h) Takeover Laws. Buyer has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws or regulations of any state applicable to it, including, without limitation, those of the States of West Virginia and Ohio.

                  (i) Brokers, Finders and Others. Except for the fees paid or payable to Keefe, Bruyette & Woods, Inc., Buyer's financial advisor ("BUYER'S FINANCIAL ADVISOR"), there are no fees or commissions of any sort whatsoever claimed by, or payable by Buyer to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

                  (j) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Buyer or the Buyer Subsidiaries in connection with the execution, delivery or performance by Buyer or WB Sub of this Agreement or the consummation by Buyer or WB Sub of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (B) the filing of the appropriate certificates of merger with the Secretaries of State of West Virginia and Ohio pursuant to the WVBCA and OGCL and (C) receipt of the approvals set forth in Section 7.07. As of the date hereof, Buyer is not aware of any reason why the approvals set forth in Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in
                           Section 7.07.

                  (k)      [Reserved]


                  (l) Absence of Undisclosed Liabilities. Except as set forth in Buyer SEC Documents filed and publicly available prior to the date of this Agreement (the "BUYER FILED SEC DOCUMENTS") (including the financial statements included therein) or in Section 4.01(l) of the Buyer Disclosure Schedule and except as arising hereunder, Buyer and its subsidiaries (individually "BUYER SUBSIDIARY" or collectively "BUYER SUBSIDIARIES") have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at the Buyer Balance Sheet Date, other than liabilities and obligations that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer. Except as set forth in the Buyer Filed SEC Documents or otherwise disclosed in Section 4.01(l) of the Buyer Disclosure Schedule, all debts, liabilities, guarantees and obligations of Buyer and the Buyer Subsidiaries incurred since the Buyer Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

                  (m) Absence of Changes. Except (i) as set forth in the Buyer Filed SEC Documents, (ii) as set forth in
                           Section 4.01(m) of the Buyer Disclosure Schedule, or
                           (iii) in the ordinary course of business consistent with past practice, since the Buyer Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Buyer and the Buyer Subsidiaries taken as a whole, and, to the knowledge of Buyer, no fact or condition exists which Buyer believes will cause such a material adverse change in the future.

                  (n) Allowance for Loan Losses. Except as set forth in the Buyer SEC Documents or in Section 3.01(n) of the Buyer Disclosure Schedule, there is no loan which was made by any Buyer Subsidiary and which is reflected as an asset of such Buyer Subsidiary on the Buyer Financial Statements that (A)(i) is 90 days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss," and (B) the default by the borrower under which could reasonably be expected to have a material adverse effect on Buyer. The allowance for loan losses reflected on the Buyer Financial Statements has been determined in accordance with GAAP in all material respects and in accordance in all material respects with all rules and regulations applicable to Buyer and the Buyer Subsidiaries and is, in the judgment of Buyer's management, adequate in all material respects, except for such failures and inadequacies which would not reasonably be expected to have a material adverse effect on Buyer. Buyer has considered all potential losses known to Buyer in establishing the current allowance for loan losses for each Buyer Subsidiary, other than such losses that if incurred would not have a material adverse effect on Buyer.

                  (o) Reports and Records. Buyer and the Buyer Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Board of Governors of the Federal Reserve System, the FDIC and the West Virginia Division of Banking, except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on Buyer. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to file or contain such information would not reasonably be expected to have a material adverse effect on Buyer. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not reasonably be expected to have a material adverse effect on Buyer.

                  (p) Taxes. Except as set forth in Section 4.01(p) of the Buyer Disclosure Schedule, Buyer and the Buyer Subsidiaries have timely filed all material Tax Returns with respect to all material Taxes required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. Buyer and the Buyer Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Buyer Financial Statements or have arisen in the ordinary course of business since the Buyer Balance Sheet Date. Except as set forth in Section 4.01(p) of the Buyer Disclosure Schedule, neither the IRS nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Buyer, is threatening to assert against Buyer or any Buyer Subsidiary any deficiency or claim for additional Taxes, which deficiency or claim, if upheld, would reasonably be expected to have a material adverse effect on Buyer. There are no unexpired waivers by Buyer or any Buyer Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Buyer Financial Statements are adequate in all material respects for the periods covered. Buyer and the Buyer Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not reasonably be expected to have a material adverse effect on Buyer. There are no liens for Taxes upon the assets of Buyer or any Buyer Subsidiary, other than liens for current Taxes not yet due and payable and liens that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Buyer SEC Documents or in Section 4.01(p) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither Buyer nor any Buyer Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Buyer is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

                  (q) Legal Proceedings. Except as set forth in the Buyer Filed SEC Documents or Section 4.01(q) of the Buyer Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Buyer and the Buyer Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could have a material adverse effect on Buyer; or (ii) against or by Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

                  (r)      Regulatory Matters. Except as set forth in
                           Section 4.01(r) of the Buyer Disclosure Schedule, none of Buyer, the Buyer Subsidiaries and the respective properties of Buyer and the Buyer Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authorities that individually or in the aggregate could reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that individually or in the aggregate could reasonably be expected to have a material adverse effect on Buyer.

                  (s)      Employee Benefit Plans.

                           (i)      Section 4.01(s)(i) of the Buyer Disclosure
                                   Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Buyer Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of ERISA, fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) Buyer or any subsidiary of Buyer and in which any employee or former employee (the "BUYER EMPLOYEES"), consultant or former consultant (the "BUYER CONSULTANTS"), officer or former officer (the "BUYER OFFICERS"), or director or former director (the "BUYER DIRECTORS") of Buyer or any subsidiary of Buyer participates or to which any such Buyer Employees, Buyer Consultants, Buyer Officers or Buyer Directors either participate or are parties or (B) any Buyer ERISA Affiliate (as defined below) (collectively, the "BUYER COMPENSATION AND BENEFIT PLANS"). Neither Buyer nor any subsidiary of Buyer has any commitment to create any additional Buyer Compensation and Benefit Plan or to modify or change any existing Buyer Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections 6.02 and 7.01 of this Agreement.

                           (ii) Except in a manner that would not reasonably be expected to have a material adverse effect, each Buyer Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 3.01(u)), the Exchange Act (as defined in Section 3.01(g)), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Buyer Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "BUYER PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Buyer Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Buyer, threatened legal action, suit or claim relating to the Buyer Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Buyer nor any subsidiary of Buyer has engaged in a transaction, or omitted to take any action, with respect to any Buyer Compensation and Benefit Plan that would reasonably be expected to subject Buyer or any subsidiary of Buyer to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of
                                   Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Buyer or any subsidiary of Buyer with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
                                   Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a "BUYER ERISA AFFILIATE PLAN") which is considered one employer with Buyer under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a "BUYER ERISA AFFILIATE"). None of Buyer, any subsidiary of Buyer or any Buyer ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Buyer Compensation and Benefit Plan or by any Buyer ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Buyer Pension Plan or Buyer ERISA Affiliate Plan and, to Buyer's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Buyer Compensation and Benefit Plan. Except as disclosed in Section 4.01(r)(iii) of the Buyer Disclosure Schedule, under each Buyer Pension Plan and Buyer ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Buyer Pension Plan or Buyer ERISA Affiliate
                                   Plan), did not exceed the then current value of the assets of such Buyer Pension Plan or Buyer ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Buyer Pension Plan or Buyer ERISA Affiliate Plan nor any amendment or other change to such Buyer Pension Plan or Buyer ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                           (iv)    All contributions required to be made under

                                   the terms of any Buyer Compensation and
                                   Benefit Plan or Buyer ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Buyer or any subsidiary of Buyer is a party have been timely made or have been reflected on the Buyer

                                   Financial Statements. Neither any Buyer
                                   Pension Plan nor any Buyer ERISA Affiliate
                                   Plan has an "accumulated funding deficiency"
                                   (whether or not waived) within the meaning of
                                   Section 412 of the Code or Section 302 of
                                   ERISA and all required payments to the PBGC with respect to each Buyer Pension Plan and each Buyer ERISA Affiliate Plan have been made on or before their due dates. None of Buyer, the any subsidiary of Buyer nor any Buyer ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Buyer Pension Plan or to any Buyer ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Except as disclosed in Section 4.01(s)(v) of the Buyer Disclosure Schedule, neither Buyer nor any subsidiary of Buyer has any obligations to provide retiree health and life insurance or other retiree death benefits under any Buyer Compensation and Benefit Plan, other than benefits mandated by
                                   Section 4980B of the Code.

                           (vi) Buyer and the subsidiaries of Buyer do not maintain any foreign Buyer Compensation and Benefit Plans.

                           (vii) With respect to each Buyer Compensation and Benefit Plan, if applicable, Buyer has provided or made available to Seller, true and complete copies of existing: (A) Buyer Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

                           (viii) Except as disclosed on Section 4.01(s)(viii) of the Buyer Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Buyer Employee, Buyer Consultant or Buyer Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Buyer Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Buyer Compensation and Benefit Plan.

                           (ix) Except as disclosed on Section 4.01(s)(ix) of the Buyer Disclosure Schedule, neither Buyer nor any subsidiary of Buyer maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) Except as disclosed on Section 4.01(s)(x) of the Buyer Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Buyer, Seller or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Buyer on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (t) Compliance with Laws. Except with respect to Environmental Laws and Taxes, which are the subject of Sections 4.01(p) and 4.01(v), respectively, each of Buyer and the Buyer Subsidiaries:

                           (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Buyer;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on Buyer; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Buyer's knowledge, no suspension or cancellation of any of them has been threatened in writing; and

                           (iii)   has received no written notification
                                   or communication from any Governmental
                                   Authority since January 1, 2004, (A)
                                   asserting that Buyer or any Buyer Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate would reasonably be expected to have a material adverse effect on Buyer, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the knowledge of Buyer, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization.

                  (u) Contracts. (i) Except for Contracts filed as exhibits to the Buyer Filed SEC Documents, there are no Contracts that are required to be filed as an exhibit to any Buyer Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither Buyer nor any Buyer Subsidiary, nor, to the knowledge of Buyer, any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default except, in each case, for defaults that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Buyer.

                  (v) Environmental Matters. Except as otherwise disclosed in Section 4.01(v) of the Buyer Disclosure Schedule:
                           (i) Buyer and the Buyer Subsidiaries, to their knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws as that term is defined in Section 3.01(y), and, to the knowledge of Buyer, neither Buyer nor any Buyer Subsidiary has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that individually or in the aggregate could not reasonably be expected to have a material adverse effect on Buyer; (ii)(A) to the knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or have been threatened in writing in connection with any of Buyer's or any Buyer Subsidiary's activities and any Buyer Real Properties or improvements thereon, and
                           (B) to the knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which any Buyer Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "BUYER SUBSIDIARY REAL ESTATE COLLATERAL"); (iii) to the knowledge of Buyer, no claims a pending or threatened by any third party against Buyer or any Buyer Subsidiary, or with respect to the Buyer Real Properties or improvements thereon, or, to the knowledge of Buyer, the Buyer Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in Section 3.01(y)) (which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Buyer or any Buyer Subsidiary; (iv) to the knowledge of Buyer, no Hazardous Substances have been integrated into the Buyer Real Properties or improvements thereon or any component thereof, or the Buyer Subsidiary Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; and (v) neither Buyer nor any Buyer Subsidiary has knowledge that (A) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of Buyer or any Buyer Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Buyer Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment, which in any event would reasonably be expected to have a material adverse effect on Buyer.

                  (w) Buyer Information. True and complete copies of all documents listed in the Buyer Disclosure Schedule have been made available or provided to Buyer. The books of account, stock record books and other financial and corporate records of the Buyer and its Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects, including the maintenance of a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed with its management's authorizations and such books and records are accurately reflected in all material respects in the Buyer Filed SEC Documents.

                  (x) CRA Compliance. Neither Buyer nor any Buyer Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and each Subsidiary of Buyer has received a CRA rating of satisfactory or better from the Federal Reserve Board in its most recent examination. Buyer knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any Buyer Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Buyer or any Buyer Subsidiary to fall below satisfactory.

                  (y) Ownership of Seller Shares. As of the date hereof, except as otherwise disclosed in Section 4.01(y) of the Buyer Disclosure Schedule, neither Buyer nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, any Seller Shares, (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Seller Shares, (iii) has been an "interested shareholder" (as such term in defined in Section 1704.01 of the OGCL) of Seller at any time within the last three years or (iv) is a "Controlling Person" of Seller (as such term is defined in Article Ninth of Seller's articles of incorporation).

                                  ARTICLE FIVE
                           FURTHER COVENANTS OF SELLER

                  5.01.    OPERATION OF BUSINESS

                  Seller covenants to Buyer that, throughout the period from the date of this Agreement to and including the Closing, except as expressly contemplated or permitted by this Agreement or to the extent that Buyer shall otherwise consent in writing:

                  (a) Conduct of Business. Seller's business, and the business of each of the Seller Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Buyer, Seller shall not, and shall cause each of the Seller Subsidiaries not to, take any action which would be inconsistent with any representation or warranty of Seller set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, subject to such exceptions as do not, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation following the Effective Time or except, in each case, as may be required by applicable law or regulation.

                  (b) Changes in Business and Capital Structure. Except as provided for by this Agreement, as set forth in
                           Section 5.01(b) of the Seller Disclosure Schedule or as otherwise approved expressly in writing by Buyer, which approval shall not be unreasonably withheld, Seller will not, and will cause each of the Seller Subsidiaries not to:

                           (i)      sell, transfer, mortgage, pledge or
                                    subject to any lien or otherwise encumber any of the assets of Seller or any Seller Subsidiary, tangible or intangible, which are material, individually or in the aggregate, to Seller except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business, (C) the sale of loans or loan participations in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $100,000;

                           (ii) make any capital expenditure or capital additions or betterments which individually exceed $150,000 or exceed $500,000 in the aggregate and which otherwise are in any manner inconsistent in any material respect with Seller's capital budget for 2004;

                           (iii) become bound by, enter into, or perform any material contract, commitment or transaction which if so entered into, would be reasonably likely to (A) have a material adverse effect on Seller, (B) impair in any material respect the ability of Seller to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

                           (iv) declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding other than (A) quarterly cash dividends on Seller Shares in respect of each fiscal quarter ending on or after August 1, 2004 in an amount not to exceed $.1125 per Seller Share and (B) dividends by a direct or indirect wholly owned subsidiary of Seller to its parent;

                           (v) purchase, redeem, retire or otherwise acquire any of its capital shares other than pursuant to rights of repurchase granted to Seller, or put rights granted to any of its employees or former employees, pursuant to the Seller Stock Option Plans;

                           (vi) issue or grant any option or right to acquire any of its capital shares (other than the issuance of Seller Shares pursuant to the exercise of warrants or options outstanding as of the date of this Agreement) or effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                           (vii) amend or propose to amend its Articles of Incorporation, Code of Regulations or other governing documents except as otherwise expressly contemplated by this Agreement;

                           (viii) except as otherwise permitted under the provisions of Section 5.03 hereof, merge or consolidate with any other person or otherwise reorganize except for the Merger and the Bank Merger;

                           (ix) acquire all or any portion of the assets, business, deposits or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

                           (x) other than in the ordinary course of business consistent with past practice, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of Seller or any Seller Subsidiary, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Seller may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the Seller Disclosure Schedule or regular annual renewals of insurance contracts; provided further, however, that Seller's Board of Directors may make discretionary contributions to Seller's 401(k) Plan at the end of each month in accordance with past practice;

                           (xi)     announce or pay any general wage or
                                    salary increase or bonus, other than normal pay increases and bonuses consistent with past practices, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the Seller Disclosure Schedule; provided, however, that Seller shall be permitted to pay (A) to the Employees of Seller and WI Sub an annual or other incentive bonus, consistent in amount and eligibility with past practice prorated through the Effective Time and (B) quarterly performance and referral bonuses to Employees of WI Sub consistent with WI Sub's current policy with respect to such bonus payments;

                           (xii) incur any long-term indebtedness for money borrowed, guarantee any such long-term indebtedness or issue or sell any long-term debt securities other than (i) in replacement of existing or maturing debt,
                                    (ii) indebtedness of one subsidiary of
                                    Seller to Seller or another subsidiary of Seller, or (iii) in the ordinary course of business consistent with past practice;

                           (xiii) except as disclosed in any Seller SEC Document filed prior to the date of this Agreement, implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, or the rules and regulations of the SEC or AMEX;

                           (xiv) change its existing deposit policy, incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

                           (xv)     sell, purchase, enter into a lease,
                                    relocate, open or close any banking or other office, or file any application pertaining to such action with any Regulatory Authority;

                           (xvi) change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or Governmental Authority;

                           (xvii) purchase or sell any mortgage loan servicing rights; or

                           (xviii) enter into any agreement to do any of the foregoing.

                  (c) Maintenance of Property. Seller shall, and shall cause the Seller Subsidiaries to, use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not reasonably be expected to have a material adverse effect on Seller.

                  (d) Performance of Obligations. Seller shall, and shall cause the Seller Subsidiaries to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Seller.

                  (e) Maintenance of Business Organization. Seller shall, and shall cause the Seller Subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

                  (f) Insurance. Seller shall, and shall cause the Seller Subsidiaries to, maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the Seller Balance Sheet Date, and upon the renewal or termination of such insurance, Seller and the Seller Subsidiaries will use their commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the Balance Sheet Date.

                  (g) Access to Information. (a) Seller shall, and shall cause each of its Subsidiaries to, afford to Buyer and to Buyer's officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period. Seller shall, and shall cause each of its subsidiaries to, make available to Buyer on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request (including the financial and tax work papers of Grant Thornton, LLP); provided, however, that Buyer shall not unreasonably interfere with Seller's business operations and Seller may, in its discretion, limit Buyer's access to Seller's employees whose work product Seller reasonably wishes to keep confidential.

                  5.02.    NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Seller promptly shall notify Buyer in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a breach in any material respect of any of Seller's representations and warranties or

(b) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller Disclosure Schedule, Seller will promptly deliver to Buyer a supplement to the Seller Disclosure Schedule specifying such change ("UPDATED SELLER DISCLOSURE SCHEDULE"); provided, however, that the disclosure of such change in the Updated Seller Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Buyer. During the same period, Seller will promptly notify Buyer of (i) the occurrence of any breach in any material respect of any of Seller's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Seller, to result in a material adverse effect with respect to Seller.

                  5.03.    ACQUISITION PROPOSALS

                  (a) From the date hereof until this Agreement has been terminated as provided herein, Seller shall not, nor shall it permit any of the Seller Subsidiaries to, or authorize or permit any director, officer or employee of Seller or any of the Seller Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of Seller or any of its subsidiaries (the "SELLER REPRESENTATIVES") to, directly or indirectly, (i) solicit, initiate or knowingly encourage any Takeover Proposal (as defined below) or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with respect to, any Takeover Proposal; provided, however, that at any time prior to obtaining the approval of its shareholders, the Board of Directors of Seller or Seller Representatives may, in response to a bona fide written Takeover Proposal which was unsolicited and did not otherwise result from a breach of this Section 5.03, and subject to compliance with Section 5.03(c) and (d), may take the following actions if the Board of Directors, after consultation with and based upon the advice of counsel, determines that such actions are required to fulfill its fiduciary duties under applicable laws: (x) furnish information with respect to Seller and its Subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement, provided that all such information is provided to Buyer or has been previously provided to Buyer, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

                  The term "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 20% or more of the total revenue or assets of Seller and its subsidiaries, taken as a whole, or (B) 20% or more of the outstanding Seller Shares, or other equity or voting interests in, any of Seller's Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause
(A) above, in each case other than the transactions contemplated by this Agreement.

                  (b) Neither the Board of Directors of Seller nor any committee thereof shall, unless the Board of Directors or a committee thereof determines in good faith, after consulting with legal counsel, that the failure to take any such action set forth in this Section 5.03(b) would be reasonably likely to result in a breach of its fiduciary duties under applicable laws (i) (A) withdraw (or modify in a manner adverse to Buyer) the recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (B) determine that this Agreement or the Merger is no longer advisable, (C) recommend that the shareholders of Seller reject this Agreement or the Merger,
(D) recommend the approval or adoption of any Takeover Proposal or (E) resolve, agree or propose publicly to take any such actions, (ii) adopt or approve any Takeover Proposal, or withdraw its approval of this Agreement, or resolve or agree to take any such actions, (iii) without limiting Section 5.03(b)(i), propose publicly to adopt or approve any Takeover Proposal or propose publicly to withdraw its approval of this Agreement, or resolve or agree to take any such actions, or (iv) cause or permit Seller to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an "ACQUISITION AGREEMENT") constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.03(a)), or resolve or agree to take any such actions. Notwithstanding anything in this Section 5.03 to the contrary, at any time prior to obtaining the shareholder approval, the Board of Directors of Seller may, in response to a Superior Proposal and that did not result from a breach of Section 5.03(a), cause Seller to terminate this Agreement pursuant to Section 11.01(d)(iii) and concurrently enter into a binding Acquisition Agreement containing the terms of a Superior Proposal; provided, however, that Seller shall not exercise its right to terminate this Agreement pursuant to Section 11.01(d)(iii) until after the third business day following Buyer's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") from Seller advising Buyer that the Board of Directors of Seller has received a Superior Proposal and that such Board of Directors intends to, subject to any action taken by Buyer pursuant to this sentence, cause Seller to accept such Superior Proposal and terminate this Agreement, specifying the terms and conditions of the Superior Proposal and identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new three business day period).

                  The term "SUPERIOR PROPOSAL" means any bona fide binding written offer not solicited by or on behalf of Seller and received subsequent to the date hereof made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and Seller, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of Seller or all or substantially all the assets of Seller and its subsidiaries, taken as a whole, that the Board of Directors of Seller determines in its good faith judgment (after consultation with its financial advisor or other financial advisor of nationally recognized reputation) is reasonably likely to result in terms which are more favorable from a financial point of view to Seller's shareholders than the Merger, taking into account, among other things, any changes to the terms of this Agreement offered by Buyer in response to such Superior Proposal or otherwise.

                  (c) In addition to the obligations of Seller set forth in paragraphs (a) and (b) of this Section 5.03, Seller promptly shall, but in any case within 24 hours, advise Buyer in writing of any request for information that Seller reasonably believes could lead to or contemplates a Takeover Proposal or of any Takeover Proposal, or any inquiry Seller reasonably believes could lead to any Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent material amendment or modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. Seller shall keep Buyer informed in all material respects on a timely basis of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                  (d) Nothing contained in this Section 5.03 or elsewhere in this Agreement shall prohibit Seller from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to Seller's shareholders if, in the good faith judgment of the Board of Directors of Seller, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law.

                  5.04.    DELIVERY OF INFORMATION

                  Seller shall furnish to Buyer promptly after such documents are available: (a) all reports, proxy statements or other communications by Seller to its shareholders generally; and (b) all press releases relating to any transactions.

                  5.05.    AFFILIATES COMPLIANCE WITH THE SECURITIES ACT

                  (a) No later than the 15th day prior to the mailing of the Proxy Statement/Prospectus, Seller shall deliver to Buyer a schedule of all persons who Seller reasonably believes are, or are likely to be, as of the date of the Seller Meeting, deemed to be "affiliates" of Seller as that term is used in Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT") and/or Accounting Series Releases 130 and 135, as amended, of the SEC (the "RULE 145 AFFILIATES"). Thereafter and until the Effective Time, Seller shall identify to Buyer each additional person whom Seller reasonably believes to have thereafter become a Rule 145 Affiliate.

                  (b) Seller shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to Section 5.05(a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Buyer on or before the date of mailing of the Proxy Statement/Prospectus, a written agreement, substantially in the form of Exhibit A attached hereto.

                  5.06.    TAKEOVER LAWS

                  Seller shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Merger and the Bank Merger from the requirements of any Takeover Laws applicable to it, and (b) assist in any challenge by Buyer to the validity, or applicability to the Merger or Bank Merger, of any Takeover Law.

                  5.07.    NO CONTROL

                  Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or any Seller Subsidiary prior to the Effective Time. Prior to the Effective Time each of Seller and Buyer shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.


                                   ARTICLE SIX
                           FURTHER COVENANTS OF BUYER

                  6.01.    ACCESS TO INFORMATION

                  Buyer shall furnish to Seller promptly after such documents are available: (i) all reports, proxy statements or other communications by Buyer to its shareholders generally; and (ii) all press releases relating to any transactions.

                  6.02.    OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS

                  (a) Buyer agrees to use its commercially reasonable efforts to continue the employment of at least a majority of the Employees of Seller and the Seller Subsidiaries after the Merger. Employees of Seller and the Seller Subsidiaries (other than employees who are otherwise parties to employment or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within six months after the Effective Time, shall be entitled to receive (a) severance compensation of not less than one week of pay for each year of service with Seller and/or any Seller Subsidiary, with a minimum severance of four weeks of pay and a maximum severance of 26 weeks of pay, (b) outplacement consultation services of a type and nature to be agreed upon by Seller and Buyer prior to the Effective Time and with a cost of up to $1,000 for each employee of Seller or any Seller Subsidiary, and (c) accrued benefits, including vacation pay, through the date of separation. Nothing in this section or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Ohio law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, the Employees of Seller and the Seller Subsidiaries who remain employees of Buyer or its Subsidiaries after the Effective

                           Time (including employees who are parties to employment or change in control agreements) ("CONTINUING EMPLOYEES") shall be provided with employee benefits that do not discriminate between employees who were covered by the Seller Compensation and Benefit Plans and employees who were covered by the Buyer Compensation and Benefit plans. Each Continuing Employee shall be credited with years of service with Seller, the appropriate Seller Subsidiary and, to the extent credit would have been given by Seller or the appropriate Seller Subsidiary for years of service with a predecessor (including any business organization acquired by Seller or any Seller Subsidiary), years of service with a predecessor of Seller or a Seller Subsidiary, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Buyer, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Seller Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. Notwithstanding the foregoing, all then active Seller Employees and all then active Seller Subsidiary Employees shall commence participation in Buyer's Employee Stock Ownership Plan and its Defined Benefit Pension Plan as of the Effective Time. The foregoing covenants shall survive the Merger, and Buyer shall before the Effective Time adopt resolutions that amend its tax-qualified retirement plans to provide for the Seller or Seller Subsidiary service credits referenced herein.

                  (b) The Surviving Corporation shall cause WB Sub to honor the terms of each of the employment agreements as in effect at the Seller Subsidiaries, as of the date hereof, in accordance with their terms after the Effective Time; provided, however, that, notwithstanding anything to the contrary in this Agreement or elsewhere, Robert L. Bollin, Gregory J. Bollin, Jill M. Burke, Robert J. Booth and Gregory P. Niesen shall receive, immediately prior to the Effective Time, the severance payment to which each is entitled in accordance with the terms of their employment or severance agreements upon a "Change of Control" as defined therein.

                  (c) Seller and Buyer shall create a retention bonus pool from which the senior management of Buyer and Seller shall be able to offer retention bonuses to employees of Seller whom such senior management wishes to encourage to remain in Seller's employ until the Effective Time.

                  6.03.    EXCHANGE LISTING

                  Buyer shall file a listing application with Nasdaq for the Buyer Shares to be issued to the former holders of Seller Shares in the Merger at the time prescribed by applicable Nasdaq rules and regulations, and shall use all commercially reasonable efforts to cause the Buyer Shares to be issued in connection with the Merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date. In addition, Buyer will use its best efforts to maintain its listing on Nasdaq.

                  6.04.    NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Buyer promptly shall notify Seller in writing if Buyer becomes aware of any fact or condition that (i) causes or constitutes a breach in any material respect of any of Buyer's or WB Sub's representations and warranties or (ii) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyer Disclosure Schedule, Buyer promptly shall deliver to Seller a supplement to the Buyer Disclosure Schedule specifying such change ("UPDATED BUYER DISCLOSURE SCHEDULE"); provided, however, that the disclosure of such change in the Updated Buyer Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Seller. During the same period, Buyer promptly shall notify Seller of (i) the occurrence of any breach in any material respect of any of Buyer's or WB Sub's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Buyer, to result in a material adverse effect with respect to Buyer.

                  6.05.    TAKEOVER LAWS

                  Buyer shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Merger and the Bank Merger from the requirements of any Takeover Law and from any provisions under its Articles of Incorporation and Bylaws, as applicable, by action of the Board of Directors of Buyer or otherwise, and (b) assist in any challenge by Seller to the validity, or applicability to the Merger or Bank Merger, of any Takeover Law.

                  6.06.    OFFICERS' AND DIRECTORS' INDEMNIFICATION

                  (a) For a period of six (6) years following the Effective Time, Buyer shall, to the fullest extent permitted by applicable law and the Code of Regulations of Seller, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a Director or Officer of Seller or any Seller Subsidiary (each, an "INDEMNIFIED PARTY") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time; provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law for indemnification shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Buyer) selected by Buyer and reasonably acceptable to such Indemnified Party.

                  (b) If Buyer, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all its properties and assets to any person or (iii) transfers, by means of a distribution, sale, assignment or other transaction, all of the stock of the Surviving Corporation or all or substantially all of its assets, to any person, then, and in each such case, Buyer shall cause proper provision to be made so that the successor and assign of Buyer or the Surviving Corporation assumes the obligations set forth in this Section and in such event all references to the Surviving Corporation in this Section shall be deemed a reference to such successor and assign.

                  (c) For a period of six (6) years from the Effective Time, Buyer shall provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of Seller and the Seller Subsidiaries (determined as of the Effective Time) (as opposed to Seller) with respect to claims against such Officers and Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Buyer may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Buyer be required to expend more than 250% of the current amount expended by Seller (the "INSURANCE AMOUNT") to maintain or procure such directors' and officers' liability insurance coverage; provided, further that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.06(c), Buyer shall obtain as much comparable insurance as, in the good faith judgment of the Surviving Corporation's board, is available for the Insurance Amount.

                  (d) Any Indemnified Party wishing to claim indemnification under Section 6.06(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Buyer thereof; provided that the failure so to notify shall not affect the obligations of Buyer under
                           Section 6.06(a) unless and to the extent that Buyer is actually and materially prejudiced as a result of such failure.

                  (e) The provisions of this Section 6.06 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives. The Surviving Corporation shall pay (as incurred) all expenses, including reasonable expenses of counsel, that an Indemnified Party may incur in enforcing the indemnity and other obligations provided for in this Section 6.06.

                  6.07. ELECTION OF A SELLER DIRECTOR TO BOARD OF DIRECTORS; ADVISORY BOARD

                  (a) Buyer shall, and shall cause the board of directors of WB Sub, to appoint (i) one of the current directors of Seller to the Board of Directors of Buyer and (ii) one of the current directors of Seller to the Board of Directors of WB Sub at the first meeting of such board held after the Effective Time. The appointee to the Board of Directors of Buyer shall serve until the next meeting of the shareholders of Buyer and Buyer shall include such person on the list of nominees for which the Board of Directors shall solicit proxies at such meeting and subsequent meetings until such appointee shall have served a full three year term. Such appointee to the Board of Directors of WB Sub shall hold such position for WB Sub for at least three years after the effective date of such appointment, unless such person earlier resigns or is removed for cause.

                  (b) Buyer shall cause WB Sub to (i) create an advisory board for the Cincinnati market after the Effective Time, (ii) appoint each then current director of Seller to such advisory board, (iii) maintain such advisory board as so composed for at least one year after the Effective Time, and (iv) provide such advisory board members with compensation equal, on an annual basis, to that received by them in the fiscal year ended September 30, 2004 for their service on the Board of Directors of Seller. Without limiting the generality of the foregoing, any Director of Seller who did not receive director fees from Seller shall receive advisory board fees from Buyer provided such director is not then an employee of Buyer or Buyer Sub.

                  6.08.    OPERATION OF BUSINESS

                  Buyer's business, and the business of each of the Buyer Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Seller which consent will not be unreasonably withheld, Buyer shall not, and shall cause each of the Buyer Subsidiaries not to, take any action which would be expected to have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation or except, in each case, as may be required by applicable law or regulation.

                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

                  7.01.    CONFIDENTIALITY



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

                  Except for the use of information in connection with the Registration Statement described in Section 7.06 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "INFORMATION") received by each of Buyer and Seller, and by the directors, officers, employees, advisors and representatives of Buyer and Seller and their respective Subsidiaries (the "REPRESENTATIVES") pursuant to the terms of this Agreement, shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this Section 7.01 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/Prospectus to be sent to the shareholders of Seller under
Section 7.06. Seller and Buyer agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Seller and Buyer shall, and shall cause their respective Representatives to, hold the Information in strictest confidence and not use, and not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Seller or Buyer to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, Seller and Buyer agree to return promptly all copies of the Information provided to the other

                  7.02.    NECESSARY FURTHER ACTION

                  Each of Seller, WI Sub, WB Sub and Buyer agrees to use its best efforts to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

                  7.03.    COOPERATIVE ACTION

                  Subject to the terms and conditions of this Agreement, each of Seller, WI Sub, WB Sub and Buyer agrees to use its best efforts to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Seller and WI Sub and counsel for Buyer and WB Sub, to satisfy all legal requirements of the States of West Virginia and Ohio and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

                  7.04.    SATISFACTION OF CONDITIONS

                  Each of Buyer, WB Sub, Seller and WI Sub shall use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.



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

                  7.05.    PRESS RELEASES

                  None of Buyer, WB Sub, Seller or WI Sub shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other parties hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules or AMEX rules to be made before such consent can be obtained.

                  7.06. REGISTRATION STATEMENTS; PROXY STATEMENT; SHAREHOLDERS' MEETING

                  (a) As promptly as reasonably practical following the date hereof, Buyer shall prepare, in consultation with Seller and with Seller's cooperation, mutually acceptable proxy material which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Seller shareholders at the Seller's shareholders meeting (such proxy statement/prospectus and all amendments or supplements thereto, the "PROXY STATEMENT/PROSPECTUS"), and Buyer shall file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Shares in the Merger (such registration statement and all amendments or supplements thereto, the "REGISTRATION STATEMENT"). Each of Seller and Buyer agrees to use all commercially reasonable efforts to cause the Registration Statement including the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Seller agrees to promptly furnish to Buyer all information concerning Seller, the Seller Subsidiaries and the Officers, Directors and shareholders of Seller and the Seller Subsidiaries as Buyer reasonably may request in connection with the foregoing. Each of Seller and Buyer shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Seller and Buyer, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the



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                           SEC prior to receiving such other's approval, which
                           approval shall not be withheld, conditioned or delayed unreasonably.

                  (b) Each of Seller and Buyer agrees, as to itself and its respective Seller Subsidiaries or Buyer Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such Proxy Statement/Prospectus is mailed to shareholders of Seller and up to and including the date of the meeting of Seller's shareholders to which such Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading.

                  (c) Each of Seller and Buyer agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Proxy Statement/Prospectus.

                  (d) Buyer agrees to advise Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (e) Seller shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the "SELLER MEETING") for the purpose of adopting this Agreement and approving the transactions contemplated hereby, regardless of whether the Board of Directors of Seller determines at any time that this Agreement or the Merger is no longer advisable or recommends that the shareholders of Seller reject this Agreement or the Merger. Seller shall cause the Seller Meeting to be held



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

                           as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement. Seller shall, through its Board of Directors, recommend to its shareholders that they adopt this Agreement, and shall include such recommendation in the Proxy Statement/Prospectus, in each case subject to the fiduciary duties of Seller's Directors as provided in
                           Section 5.03. Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to this Section shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other person of any Takeover Proposal.

                  7.07.    REGULATORY APPLICATIONS

                  Buyer, WB Sub and Seller and their respective subsidiaries shall cooperate and use their respective best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities, including, without limitation, those required to be filed pursuant with the Federal Reserve Board, as well as pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties, in any event which are necessary to consummate the transactions contemplated by this Agreement. Each of Buyer and Seller shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

                  7.08.    COORDINATION OF DIVIDENDS

                  After the date of this Agreement, Seller shall coordinate with Buyer the payment of any dividends authorized under Section 5.01(b)(iv) and the record date and payment dates relating thereto, it being the intention of the parties hereto that the holders of Seller Shares (who will become holders of Buyer Shares following the Closing) shall not receive two dividends, or fail to receive one dividend, from Seller and/or Buyer for any single calendar quarter.



                                       65
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                                  ARTICLE EIGHT
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

                  8.01.    CONDITIONS TO THE OBLIGATIONS OF BUYER AND WB SUB

                  The obligations of Buyer and WB Sub under this Agreement shall be subject to the satisfaction, or written waiver by Buyer prior to the Closing Date, of each of the following conditions precedent:

                  (a) The representations and warranties of Seller and WI Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Buyer and WB Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and WI Sub, by each of its chief executive officer and chief financial officer, to such effect.

                  (b) Seller shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Buyer and WB Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and WI Sub by each of its chief executive officer and chief financial officer, to such effect.

                  (c) In the aggregate, an amount of less than ten percent (10%) of the number of Buyer Shares to be issued in the Merger shall be (i) subject to purchase as fractional shares, and (ii) proposed to be issued to Seller's shareholders who have perfected their appraisal rights under Section 1701.85 of the OGCL in connection with the transactions contemplated by this Agreement.

                  (d) Buyer shall have received the written opinion of Kirkpatrick & Lockhart ("K&L"), tax counsel to Buyer, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, K&L will require and rely upon customary representations contained in letters from Buyer and Seller that counsel to Buyer reasonably deems relevant.

                  (e) Buyer shall have received the written opinion of Vorys, Sater, Seymour and Pease, LLP, counsel to Seller ("VSSP"), dated the Closing Date, in substantially the form of Exhibit B hereto.



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

                  8.02.    CONDITIONS TO THE OBLIGATIONS OF SELLER

                  The obligations of Seller under this Agreement shall be subject to satisfaction, or written waiver by Seller prior to the Closing Date, of each of the following conditions precedent:

                  (a) The representations and warranties of Buyer and WB Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date; and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and WB Sub by Buyer's chief executive officer and chief financial officer to such effect.

                  (b) Buyer shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and WB Sub by Buyer's chief executive officer and chief financial officer to such effect.

                  (c) Seller shall have received the written opinion of VSSP to Seller, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, VSSP will require and rely upon customary representations contained in letters from Buyer and Seller that counsel to Buyer reasonably deems relevant.

                  (d) Seller shall have received the written opinion of Phillips, Gardill, Kaiser & Altmeyer, PLLC, transaction counsel to Buyer and WB Sub, dated the Closing Date, in substantially the form of Exhibit C hereto.

                  (e) Buyer shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

                  (f) Seller shall have received from Seller's Financial Advisor an opinion reasonably acceptable to Seller dated as of the date of the Proxy Statement/Prospectus, to the effect that the Merger Consideration is fair to the holders of the Seller Shares, from a financial point of view.




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

                  8.03.    MUTUAL CONDITIONS

                  The obligations of Seller and Buyer under this Agreement shall be subject to the satisfaction, or written waiver by Buyer and Seller prior to the Closing Date, of each of the following conditions precedent:

                  (a) The shareholders of Seller shall have duly adopted this Agreement by the required vote.

                  (b) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger illegal.

                  (d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

                  (e) Buyer shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Buyer to issue Buyer Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

                  (f) The Buyer Shares to be issued in the Merger shall have been approved for listing on Nasdaq subject to official notice of issuance.

                  (g) Each of the parties shall be satisfied with the deductibility under the provisions of Section 280G of the Code of the payments to be made to Robert L. Bollin, Gregory J. Bollin and Jill M. Burke, executive officers of Seller, in connection with the transactions contemplated hereby.



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

                  (h) Each of Robert L. Bollin and Gregory J. Bollin shall have signed an employment agreement with Buyer and/or WB Sub in substantially the form of the employment agreements attached to the Buyer Disclosure as
                           Exhibit 8.03(h).

                                  ARTICLE NINE
                                     CLOSING

                  9.01.    CLOSING

                  The closing (the "CLOSING") of the transactions contemplated by this Agreement shall be held at Seller's main office in Cincinnati, Ohio, commencing at 9:00 a.m. local time, on a date mutually acceptable to Buyer and Seller, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires, and provided further, that if Seller has delivered a termination notice pursuant to the provisions of Section 11.01(d)(v), the Closing Date shall be the third business day following delivery of the Top-up Notice, if any. The date of the Closing is sometimes herein called the "CLOSING DATE."

                  9.02.    CLOSING TRANSACTIONS REQUIRED OF BUYER

                  At the Closing, Buyer shall cause all of the following to be delivered to Seller:

                  (a) The certificates of Buyer contemplated by Section 8.02(a) and (b) of this Agreement.

                  (b) Copies of resolutions adopted by the directors of Buyer and WB Sub, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Buyer and WB Sub, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

                  (c) The opinions of counsel to Buyer and WB Sub contemplated by Section 8.02 of this Agreement.


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

                  9.03.    CLOSING TRANSACTIONS REQUIRED OF SELLER

                  At the Closing, Seller shall cause all of the following to be delivered to Buyer:

                  (a) Certificate and Articles of merger duly executed by the Surviving Corporation in accordance with the WVBCA and OGCL and in appropriate form for filing, respectively, with the Secretaries of State of West Virginia and Ohio.

                  (b) The certificates of Seller contemplated by Sections 8.01(a) and (b) of this Agreement.

                  (c) Copies of all resolutions adopted by the directors and the shareholders of Seller and WI Sub approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of Seller, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

                  (d) The opinions of VSSP contemplated by Section 8.01(e) and 8.02(c) of this Agreement.


                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  10.01.   NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           COVENANTS

                  The representations, warranties and covenants of Buyer, WB Sub, Seller, WI Sub set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Article Two, Sections 6.02, 6.06, 6.07, 7.01, 7.05 and 7.06, this Article Ten and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Seller or Buyer.



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                                 ARTICLE ELEVEN
                                   TERMINATION

                  11.01.   TERMINATION

                  This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of Seller:

                  (a) By mutual written agreement of Seller and Buyer duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By either Seller or Buyer upon written notification to the non-terminating party by the terminating party:

                           (i) at any time after March 31, 2005, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                           (ii) if the shareholders of Seller shall not have adopted this Agreement by reason of the failure to obtain the requisite vote upon a vote held at a Seller Meeting, or any adjournment thereof; or

                           (iii) if the approval of any Governmental or Regulatory Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental or Regulatory Authority.

                  (c)      By Buyer by providing written notice to Seller:

                           (i)      if prior to the Closing Date, any
                                    representation and warranty of Seller shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within ten business days following receipt by Seller of written notice of breach or is incapable of being cured during such time period; or

                           (ii) if Seller shall have failed to comply in any material respect with any covenant or agreement on the part of Seller contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within ten business days following receipt by Seller of written notice of such failure to comply or is incapable of being cured during such time period.


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

                  (d)      By Seller by providing written notice to Buyer:

                           (i)      if prior to the Closing Date, any
                                    representation and warranty of Buyer or WB
                                    Sub shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within ten business days following receipt by Buyer of written notice of breach or is incapable of being cured during such time period;

                           (ii) if Buyer or WB Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Buyer or WB Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within ten business days following receipt by Buyer of written notice of such failure to comply or is incapable of being cured during such time period;

                           (iii) by Seller following receipt of a Superior Proposal subject to compliance with the terms and conditions of Section 5.03(b); and

                           (iv) this Agreement may be terminated any time prior to Closing by the Board of Directors of Seller at any time during the five-day period ending two days before the Effective Time (the "WALKAWAY RIGHT"), if:

                                    (1)     the Average Closing Price (as
                                            defined below) shall be less than
                                            the product of 0.80 and the Starting
                                            Price (as defined below); and

                                    (2)     (a) the number obtained by dividing
                                            the Average Closing Price (as
                                            defined below) by the Starting Price
                                            (such number being referred to
                                            herein as the "BUYER RATIO") shall
                                            be less than (b) the number obtained
                                            by dividing the Index Price (as
                                            defined below) on the Walkaway
                                            Determination Date by the Index
                                            Price on the Starting Date (as
                                            defined below) and subtracting 0.15
                                            from such quotient;

                                    subject to the following. If Seller elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Buyer; provided that such notice of election to terminate may be withdrawn by Seller at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, Buyer shall have the option of increasing the Exchange Ratio in a manner such that the conditions set forth in clauses (1) and (2) above shall be deemed not to exist (the "TOP-UP Notice). For purposes hereof, the condition set forth in clause (1) above shall be deemed not to

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                                    exist if the Exchange Ratio and/or the Per
                                    Share Cash Consideration is increased so that the Per Share Consideration (as defined below) after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (1) above did not exist. For purposes hereof, the condition set forth in clause
                                    (2) above shall be deemed not to exist if the Exchange Ratio is increased so that the Per Share Consideration after such increase is not less than the Per Share Consideration that would have been in effect if the condition set forth in clause (2) above did not exist. If Buyer makes this election, within such five-day period, it shall give prompt written notice to Seller of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.01(d)(v) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio after giving effect to any adjustment made pursuant to this Section 11.01(d)(v). For purposes of this Section 11.01(d)(v), the following terms shall have the following meanings:

                                            "AVERAGE CLOSING PRICE" means the
                                            average of the last reported sale
                                            prices per share of the Buyer Shares
                                            as reported on the Nasdaq (as
                                            reported in The Wall Street Journal
                                            or, if not reported therein, in
                                            another mutually agreed upon
                                            authoritative source) for the 20
                                            consecutive trading days ending
                                            seven calendar days before the
                                            Effective Time.

                                            "WALKAWAY DETERMINATION DATE" shall
                                            mean the date which is seven
                                            calendar days prior to the Effective
                                            Time.

                                            "INDEX PRICE" on a given date means
                                            the closing value of the Nasdaq Bank
                                            Index as reported on Bloomberg.com,
                                            or if not reported therein, in
                                            another mutually agreed upon
                                            authoritative source.

                                            "PER SHARE CONSIDERATION" shall mean
                                            the Exchange Ratio multiplied by the
                                            Average Closing Price.

                                            "STARTING PRICE" shall mean last
                                            reported sale prices per share of
                                            Buyer Common Stock as reported on
                                            the Nasdaq (as reported in The Wall
                                            Street Journal or, if not reported
                                            therein, in another mutually agreed
                                            upon authoritative source) on the
                                            Starting Date.

                                            "STARTING DATE" shall mean the last
                                            full trading day prior to the
                                            announcement by press release of the
                                            Merger or, if such announcement
                                            occurs after the close of trading on
                                            any trading day, such trading day.

                                    If Buyer declares or effects a stock
                                    dividend, reclassification,
                                    recapitalization, split-up, combination, non-acquisitive exchange of shares or similar transaction between the Starting Date and the Walkaway Determination Date (or establishes a record date in respect thereof), the prices for the common stock of Buyer shall be appropriately adjusted for the purposes of applying this Section 11.01(d)(v).

                  11.02.   EFFECT OF TERMINATION

                  (a) If this Agreement is validly terminated by either Seller or Buyer pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Seller or Buyer, except (i) that the provisions of Sections 5.03, 7.05, 7.06 and 12.07 and this Article XI will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

                  (b) Seller shall promptly pay to Buyer a termination fee of $3,000,000 in immediately available federal funds if Seller or WI Sub enters into any agreement in respect of an Acquisition Proposal prior to the termination of this Agreement or after the termination of this Agreement pursuant to Section 11.01(d)(iii) and before the date that is twelve months after the date of termination of this Agreement.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

                  12.01.   NOTICES

                  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                           If to Seller, to:

                           WI Financial Corporation
                           5511 Cheviot Road
                           Cincinnati, OH 45247
                           Attn: Chief Executive Officer
                           Facsimile Number:  (513) 741-5777

                           with a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           Columbus, OH 43215
                           Attention:  John C. Vorys
                           Facsimile Number:  (614) 719-5014

                           If to Buyer, to:

                           WB, Inc.
                           1 Bank Plaza
                           Wheeling, WV  26003
                           Attn: Chief Executive Officer
                           Facsimile Number:  (304) 234-9450

                           with a copy to:

                           Phillips, Gardill, Kaiser & Altmeyer, PLLC
                           61 Fourteenth Street
                           Wheeling, WV  26003
                           Attention: James C. Gardill
                           Facsimile Number:  (304) 232-4918

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

                  12.02.   COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

                  12.03.   ENTIRE AGREEMENT; NO THIRD-PARTY RIGHTS

This Agreement and the related Letter of Confidentiality dated June 3, 2004 as accepted by Seller and Buyer (the "LETTER OF CONFIDENTIALITY") (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Letter of Confidentiality and (b) except for the provisions of Article Two, Sections 6.02(a), 6.02(b), 6.06, 6.07(b) and 7.01 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies.

                  12.04.   SUCCESSORS AND ASSIGNS

                  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  12.05.   CAPTIONS

                  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

                  12.06.   GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

                  12.07.   PAYMENT OF FEES AND EXPENSES

                  (a) Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

                  (b) Notwithstanding the provisions of subsection (a) above, if this Agreement is terminated as a result of the failure of the parties to obtain the approval of the Federal Reserve Board under the BHC Act, then Buyer shall promptly reimburse Seller for Seller's documented out-of-pocket costs and expenses in connection with this Agreement and the transactions contemplated hereby.

                  (c) Each of the parties acknowledges that the agreements contained in this Section are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either of the parties fails to pay in a timely manner the amounts due pursuant to this Section and, in order to obtain such payment, the other party makes a claim that results in a judgment against the first party for the amounts set forth in this Section, the first party shall pay to the other party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the applicable amounts at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source selected by the party to which payment is due) on the date such payment was required to be made (or if no quotation for three-month LIBOR is available for such date, on the next preceding date for which such a quotation is available) plus 200 basis. Payment of the fees or the reimbursement of expenses described in this Section shall not be in lieu of damages incurred in the event of intentional breach of the provisions of this Section.

                  12.08.   AMENDMENT

                  From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the Seller Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

                  12.09.   WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

                  12.10.   DISCLOSURE SCHEDULES

                  In the event of any inconsistency between the statements in the body of this Agreement and those in the Seller Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  12.11.   WAIVER OF JURY TRIAL

                  Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  12.12.   SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Buyer, WB Sub and Seller to be effective as of the date set forth in the first paragraph above.


ATTEST:                                               WESBANCO, INC.


/s/ John W. Moore, Jr.                                By:  /s/ Paul M. Limbert
--------------------------------------------              ---------------------------------------------------------
                                                      Printed Name:  Paul M. Limbert
                                                      Title:  President and Chief Executive Officer

ATTEST:                                               WESBANCO BANK, INC.


/s/ John W. Moore, Jr.                                By:  /s/ Paul M. Limbert
--------------------------------------------              ---------------------------------------------------------

                                                      Printed Name:  Paul M. Limbert
                                                      Title: President and Chief Executive Officer

ATTEST:                                               WINTON FINANCIAL CORPORATION



/s/ Jill M. Burke                                     By: /s/ Robert L. Bollin
--------------------------------------------             ----------------------------------------------------------

                                                      Printed Name:  Robert L. Bollin
                                                      Title: President and Chief Executive Officer

ATTEST:                                               THE WINTON SAVINGS AND LOAN CO.


/s/ Jill M. Burke                                     By: /s/ Robert L. Bollin
--------------------------------------------             ----------------------------------------------------------

                                                      Printed Name: Robert L. Bollin
                                                      Title: President


                                    EXHIBIT A

________, 200_


WB, Inc.
1 Bank Plaza
Wheeling, WV  26003
Attn: Chief Executive Officer


Gentlemen:

         I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of WI Financial Corporation, an Ohio corporation ("WFC"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of August ___, 2004 (the "Merger Agreement"), by and between WFC, WB, Inc., a West Virginia corporation ("Buyer"), and WB Bank, Inc., a West Virginia corporation and a wholly-owned subsidiary of Buyer ("WB Sub"), WFC will be merged (the "Merger") with and into Buyer and the name of the surviving corporation will be WB, Inc., a West Virginia corporation (the "Surviving Corporation").

         As used herein, "WFC Common Shares" means the shares of common stock, without par value, of WFC, and "Buyer Shares" means the common shares, $2.0833 par value per share, of Buyer.

         I represent, warrant and covenant to Buyer that if I receive any Buyer Shares as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of any Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my counsel or counsel for WFC.

                  C. I have been advised that the issuance of Buyer Shares to me pursuant to the Merger has been or will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of WFC, I may be deemed to be an affiliate of WFC, the distribution by me of any Buyer Shares acquired by me in the Merger will not be registered under the 1933 Act and that I may not sell, transfer or otherwise dispose of any Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the 1933 Act,
         (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

                  D. I understand that Buyer is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Buyer Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Buyer's transfer agent with respect to Buyer Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Buyer Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The common shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated _________, 2004 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

                  F. I also understand that unless the transfer by me of my Buyer Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                  "The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legends are not required for purposes of the 1933 Act.

                                                Very truly yours,



                                                ________________________________
                                                Printed Name:
                                                             ___________________


Accepted this ___ day of
________, 2004


WB, INC.


By:_________________________________

Printed Name:_______________________

Title:______________________________

                                    EXHIBIT B


                           REQUIREMENTS FOR OPINION OF
                                COUNSEL TO SELLER


         1. Seller is a corporation validly existing and in good standing under the laws of the State of Ohio and WI Sub is a savings and loan association validly existing and in good standing under the laws of the State of Ohio.

         2. Each of Seller and WI Sub has all requisite corporate power and authority to enter into and perform its obligations under the Agreement.

         3. The Agreement has been duly authorized, executed and delivered by each of Seller and WI Sub.

         4. The Agreement is enforceable against Seller in accordance with its terms, except as the enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies, (ii) by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) by laws relating to the safety and soundness of insured depository institutions, or (iv) by applicable law or public policy with respect to the indemnification and/or contribution provisions contained therein, including, without limitation, the provision of Sections 23A and 23B of the Federal Reserve Act.

         5. The execution and delivery by Seller and WI Sub of the Agreement and the performance by Seller and WI Sub of their obligations thereunder will not violate the Articles of Incorporation or Code of Regulations of Seller or the Articles of Incorporation or Constitution of WI Sub. To our knowledge, neither Seller nor WI Sub is a party to, nor bound by, any judgment, injunction or decree or any court of governmental authority which would restrict or interfere in any material respect with the performance by either of them of their obligations under the Agreement.

         The opinion will contain such assumptions, qualifications and limitations as are consistent with firm practice, including the following:

         (i) The assumption of (a) the genuineness of all signatures (other than the signatures on the Agreement on behalf of Seller and WI Sub) and the authenticity of all documents submitted as originals, the conformity to original documents of documents submitted as certified or photostatic copies and the authenticity of the originals of such latter documents;
         (b) the due completion, execution, and acknowledgment as indicated thereon, and delivery of all documents and instruments and of the consideration recited therein; (c) each party to the Agreement (other than Seller or WI Sub) has or will have the full power, authority and legal right under its charter and other governing documents, and legislation adopted by its directors and shareholders, as appropriate, or persons occupying similar positions in any entity which is not a corporation to execute and perform its obligations under all documents executed by it in connection with the transactions which are the subject of the Agreement; (d) the legal capacity of natural persons; and (e) the free and voluntary character of all acts.

         (ii) Reliance solely upon the examinations and inquiries recited in the opinion and upon the representations and warranties of the parties, including Seller and WI Sub, contained in the Agreement with respect to factual matters and factual representations made in certifications of Seller and WI Sub officers, unless such representation or warranty constitutes a conclusion of law covered by the opinion or knowledge to the contrary.

         (iii) Except as expressly stated in the opinion, counsel to Seller will not have undertaken any other independent investigation to determine the existence or absence of any facts, and no inference of knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, counsel shall not have examined, nor will counsel opine, upon any provision or matter to the extent that such examination or opinion would require a financial, mathematical or accounting calculation or determination.

         (iv) The opinions expressed in 1, 2 and 3 above will be based upon and limited to a review of the Good Standing Certificate, the Ohio Corporate Code, the Articles of Incorporation, the Code of Regulations, and the Constitution of Seller and WI Sub, and the minute books of Seller and WI Sub. The opinions will be limited to the laws of the State of Ohio and the federal laws of the United States of America as we are members of the Bar of the State of Ohio, and do not purport to have expertise in, nor will express any opinion as to, the laws of any other jurisdiction.

         (v) The term "knowledge" shall refer to the actual and conscious awareness of facts or other information of the individual attorneys who have been actively involved in the transactions contemplated by the Agreement or the preparation of the opinion. Counsel shall not undertake any independent investigation or review of the matters that are the subject of any of the opinions indicated to be to counsel's knowledge and no inference should be drawn from such opinions that any such investigation or review has been undertaken.

                                    EXHIBIT C

                           REQUIREMENTS FOR OPINION OF
                                COUNSEL TO BUYER


         1. Buyer is a corporation validly existing and in good standing under the laws of the State of West Virginia and WB Sub is a state banking corporation validly existing and in good standing under the laws of the State of West Virginia.

         2. Each of Buyer and WB Sub has all requisite corporate power and authority to enter into and perform its obligations under the Agreement.

         3. The Agreement has been duly authorized, executed and delivered by each of Buyer and WB Sub.

         4. The Agreement is enforceable against Buyer in accordance with its terms, except as the enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions and their holding companies, (ii) by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) by laws relating to the safety and soundness of insured depository institutions, or (iv) by applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, including, without limitation, the provision of Sections 23A and 23B of the Federal Reserve Act.

         5. The execution and delivery by Buyer and WB Sub of the Agreement and the performance by Buyer and WB Sub of their obligations thereunder will not violate the Articles of Incorporation or Bylaws of Buyer or the Articles of Incorporation or Bylaws of WB Sub. To our knowledge, neither Buyer nor WB Sub is a party to, nor bound by, any judgment, injunction or decree of any court of governmental authority which would restrict or interfere in any material respect with the performance by either of them of their obligations under the Agreement.

         6. The Buyer Shares to be issued in connection with the transactions contemplated by the Agreement have been duly and validly authorized and will, when issued and delivered in accordance with the terms of the Agreement, be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights or other encumbrances.

         [The opinion will contain such assumptions, qualifications and limitation as are consistent with firm practice, including the following:

         (1) The assumption of (a) the genuineness of all signatures (other than the signatures of the Agreement on behalf of Buyer and WB Sub) and the authenticity of all documents submitted as originals, the conformity to original documents of documents submitted as certified or photostatic copies and the authenticity of the originals of such latter documents; (b) the due completion, execution, and acknowledgment as indicated thereon, and delivery of all documents and instruments and of the consideration recited therein; (c) each party to the Agreement (other than Buyer of WB Sub) has or will have the full power, authority and legal right under its charter and other governing documents, and legislation adopted by its directors and shareholders, as appropriate, or persons occupying similar positions in any entity which is not a corporation to execute and perform its obligations under all documents executed by it in connection with the transactions which are the subject of the Agreement; (d) the legal capacity of natural persons; and (e) the free and voluntary character of all acts.

         (ii) Reliance solely upon the examination and inquiries recited in the opinion and upon the representations and warranties of the parties, including Buyer and WB Sub, contained in the Agreement with respect to factual matters and factual representations made in certifications of Buyer and WB Sub officers, unless such representation or warranty constitutes a conclusion of law covered by the opinion or knowledge to the contrary.

         (ii) Except as expressly stated in the opinion, counsel to Buyer will not have undertaken any other independent investigation to determine the existence or absence of any facts, and no inference of knowledge concerning such facts should be drawn. Without limiting the generality of the foregoing, counsel shall not have examined, nor will counsel opine, upon any provision or matter to the extent that such examination or opinion would require a financial, mathematical or accounting calculation or determination.

         (iv) The opinions expressed in 1, 2 and 3 above will be based upon and limited to a review of the Certificate of Existence, the West Virginia Business Corporation Act, the Articles of Incorporation, the Bylaws of Buyer and WB Sub, and the minute books of Buyer and WB Sub. The opinions will be limited to the laws of the State of West Virginia and the federal laws of the United States of America as we are members of the Bar of the State of West Virginia, and do not purport to have expertise in, nor will express any opinion as to, the laws of any other jurisdiction.

         (v) The term "knowledge" shall refer to the actual and conscious awareness of facts or other information of the individual attorneys who have been actively involved in the transactions contemplated by the Agreement or the preparation of the opinion. Counsel shall not undertake any independent investigation or review of the matters that are the subject of any of the opinions indicated to be to counsel's knowledge and no inference should be drawn from such opinions that any such investigation or review has been undertaken.]


                                       2